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                                                                  EXHIBIT 10.45


                                CREDIT AGREEMENT



         THIS CREDIT AGREEMENT (the "Agreement"), is executed this 18th day of April, 1997, by and between PLASMA-THERM, INC., a Florida corporation whose address is 10050 16th Street North, St. Petersburg, Florida 33716 (hereinafter called "Borrower") and NATIONSBANK, N.A. (SOUTH), a national banking association whose address is 400 North Ashley Drive, 2nd Floor, Tampa, Florida 33602 (hereinafter called "Lender").


                              W I T N E S S E T H:

         WHEREAS, Borrower desires to borrow money for business purposes, and Borrower has requested certain credit facilities from Lender, and Lender is willing to loan certain sums to Borrower from time to time on the terms set forth herein.

         NOW, THEREFORE, it is agreed as follows:

         1.      DEFINITIONS.  As used herein,

                 a. "Account" means any right to payment for goods sold or leased or for services rendered, regardless of how such right is evidenced and whether or not it has been earned by performance, whether secured or unsecured, now existing or hereafter arising, and the proceeds thereof.

                 b. "Advance" means any disbursement of funds by Lender to or for the account of Borrower under the Line Loan pursuant to Borrower's request as provided herein.

                 c. "Agreement" means this Credit Agreement, as the same may be amended, supplemented or modified, in writing, from time to time.

                 d. "Authorized Representative" means (i) for an individual, that individual or (ii) for a corporation, the officers and persons designated by the borrowing resolution certified to Lender as authorized to execute the Loan Documents.

                 e. "Available Line Commitment" at a particular time, means an amount equal to the difference between (i) the amount of the Line Commitment at such time, and (ii) the aggregate unpaid principal amount of the Loans outstanding at such time under the Line Commitment.






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                 f.       "Borrowing Base" shall have the meaning set out in
Section 2.I.b. of this Agreement.

                 g. "Borrowing Base Certificate" means that certificate of Borrower in the form of Exhibit "A" to this Agreement.

                 h. "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in the State of Florida are authorized or required by law to close.

                 i. "Closing" shall occur on or before April 18, 1997, in Chicago, Illinois, or such other place as the parties hereto may agree.

                 j. "Collateral" means any and all personal property of Borrower in which Lender has pursuant to this Agreement, or by the Loan Documents (other than the Real Estate Mortgage Loan) acquires or hereafter acquires, a security interest.

                 k. "Commitment Letter" means the Commitment Letter dated March 19, 1997.

                 l. "Eligible Account" means an Account owing to Borrower, now existing or hereafter arising, which Account is due and payable and not more than sixty (60) days have elapsed since the invoice was issued.

                 m. "Environmental Laws" means any of the Water Pollution Control Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund Act"), the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Solid Waste Disposal Act, or any similar laws imposing liability on any person for the generation, storage, impoundment and disposal, discharge, treatment, release, seepage, emission, transportation or destruction of any Hazardous Waste or of any garbage, sewage, effluent, smoke, dust or any other form of pollution (whether or not denominated as a Hazardous Waste), as the same may be amended from time to time, and any rules, regulations, or administrative orders thereunder and any state statutes, laws, rules, regulations, or administrative orders addressing the same or similar subjects as the foregoing federal laws.

                 n. "ERISA" means collectively the Employee Retirement Income Security Act of 1974, as amended, the Multi Employer Pension Plan Act of 1980, as amended, and the regulations adopted pursuant thereto.




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                 o.       "Event of Default" means any event of default
described in Section 10 hereof.

                 p. "Hazardous Waste" means any hazardous, toxic or radioactive substance, materials or products as defined under any Environmental Laws, including, but not limited to, petroleum products, ammonia, chlorine, derivatives of petroleum products, ammonia or chlorine, pesticides, asbestos and asbestos-containing materials, and polychlorinated biphenyls ("PCBs").

                 q. "Head Office" means the principal office of Lender, presently located at 400 North Ashley Drive, 2nd Floor, Tampa, Florida 33602.

                 r. "Indebtedness" means all debts, liabilities and obligations of Borrower to Lender (or any affiliate of Lender) of every kind, nature and description, without regard to enforcement of any guaranty of any other obligations or security, and whether or not such debts, liabilities or obligations arise hereunder or otherwise, are now existing or hereafter incurred, matured or unmatured, direct or indirect, primary or secondary, secured or unsecured, joint or several, absolute or contingent, including without limitation any Interest Rate Protection Agreements and any liability of Lender as endorser of any checks or other drafts of customers of Borrower and transmitted by Lender for collection, due or to become due, regardless of how the same may be evidenced, and whether participated to or from Lender in whole or in part, and including any extensions and renewals thereof or a part thereof, together with interest, fees, charges, expenses and costs of collection (including reasonable attorney's fees).

                 s. "Interest Rate Protection Agreement" means any and all interest rate swap agreements, interest cap agreements, interest rate collar agreements, exchange agreements, forward currency exchange agreements, forward rate currency or interest rate options, foreign currency hedge, or any similar agreements or arrangements entered into by Borrower and Lender in connection with the Loans to hedge the risk of variable interest rate volatility or fluctuations of interest rates, as such agreements or arrangements may be modified, supplemented, and in effect from time to time, and any and all cancellations, buy backs, reversals, terminations, or assignments of any of the foregoing.

                 t. "Inventory" means goods held for sale or lease or to be furnished under contracts of service, or raw materials, work-in-process or materials used or consumed in a business.

                 u. "Line Commitment" shall mean the maximum amount of the Loans that Lender is obligated to make to Borrower pursuant to Section 2.I.a. of this Agreement.

                 v. "Line Loan" means all amounts available or which may be available to




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Borrower or for Borrower's account pursuant to Section 2.I.a. of this
Agreement.

                 w. "Line Note" means the note of Borrower payable to the order of Lender substantially in the form and substance of Exhibit "B" attached hereto and made a part hereof and as further described in Section 2.I.a. of this Agreement.

                 x. "Loans" mean all amounts available or which may be made available to Borrower or for Borrower's account pursuant to Section 2 of this Agreement.


                 y. "Loan Document" means any of this Agreement, the Notes, the Security Agreement, any UCC Financing Statements, any mortgages, assignments of rents and any other agreements, documents or instruments evidencing, securing or relating to the Loans, whether executed prior to, at or after the Closing hereof, as the same may be amended, supplemented or modified, in writing, from time to time; and "Loan Documents" shall mean any and all of the foregoing.

                 z. "Notes" mean the Line Note of Borrower payable to the order of Lender substantially in the form and substance of Exhibit "B" which is attached hereto and made a part hereof, that certain Term Note of Borrower payable to the order of Lender substantially in the form and substance of Exhibit "C" which is attached hereto and made a part hereof, and that certain Promissory Note of Borrower payable to the order of Lender in the original principal amount of $3,375,000.00, dated August 14, 1995, evidencing a real estate mortgage loan made by Lender to Borrower, which is attached hereto as Exhibit "D" and made a part hereof, all as further described in Section 2 of this Agreement.

                 aa.      "PBGC" means the Pension Benefit Guaranty Corporation
or any successor agency of the federal government.

                 bb.      "Permitted Encumbrance" or "Permitted Encumbrances"
means the liens and encumbrances described in Exhibit "F" attached hereto and made a part hereof.

                 cc.      "Person" means any individual, partnership,
corporation or other legal entity.

                 dd.      "Plan" means an employee benefit plan or other plan
maintained for employees of Borrower or any Subsidiary and covered by Title IV of ERISA.

                 ee.      "Real Estate Mortgage Loan" means that certain
construction/term loan made by Lender to Borrower in the principal amount of $3,375,000.00, as evidenced by a Promissory Note in said amount dated August 14, 1995, which is attached hereto as Exhibit "D" and made a part hereof, for the purpose of constructing an office/manufacturing facility, including leasehold improvements in which the Borrower conducts its business.





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                 ff.      "Real Estate Mortgage Note" means that certain
Promissory Note of Borrower payable to the order of Lender in the original principal amount of $3,375,000.00, dated August 14, 1995, evidencing the Real Estate Mortgage Loan, which is attached hereto as Exhibit "D" and made a part hereof.

                 gg.      "Subsidiary" means any corporation or unincorporated
business entity of which securities or interests having voting power to elect a majority of the board of directors or others performing similar functions are at the time directly or indirectly owned or controlled by Borrower.


                 hh.       "Tangible Net Worth" means, with respect to any
Person, the total assets (including Inventory valued at the lower of first in, first out, cost or market value) less total liabilities; provided, however, that there shall be excluded from the tangible net worth of Borrower: 1) all intangible assets as determined in accordance with generally accepted accounting principles, including, without limitation, organizational fees and expenses, patents, trademarks, copyrights, goodwill, covenants not to compete, research and development costs, training costs, treasury stock, unamortized debt discount and deferred charges; 2) all write-ups in the book value of any fixed asset or investment resulting from a revaluation thereof; 3) any gain arising from any write-up of assets; 4) earnings of any Subsidiary of Borrower accrued prior to the date it became a Subsidiary of the Borrower; 5) earnings of any Person, substantially all of the assets of which have been acquired by Borrower in any manner, realized by such Person prior to the date of the acquisition; 6) any portion of the net earnings of any Subsidiary of Borrower which for any reason is legally unavailable for payment of dividends to Borrower; 7) the earnings of any Person to which assets of Borrower have been sold, transferred or disposed of, or into which Borrower shall have merged, or been a party to a consolidation or other form of reorganization, prior to the date of such transaction; 8) any gain or earnings from any industrial development or revenue bond financing or defeasance; 9) leasehold improvements; and (10) sums due from officers, stockholders and affiliates.

                 ii. "Term Loan" means all amounts available or which may be available to Borrower or for Borrower's account pursuant to that certain Term Promissory Note in the original principal sum of $1,000,000.00 executed at Closing by Borrower in favor of Lender, substantially in the form and substance of Exhibit "C" attached hereto and made a part hereof, and as further described in Section 2.II.a. of this Agreement.

                 jj.      "Term Note" means that certain Term Promissory Note
in the original principal sum of $1,000,000.00 executed at Closing by Borrower in favor of Lender, substantially in the form and substance of Exhibit "C" attached hereto and made a part hereof, and as further described in Section 2.II.a. of this Agreement.





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The foregoing definitions shall be applicable to the singulars and plurals of the foregoing defined terms. Any accounting terms not specifically defined in this section shall have the meaning ascribed thereto by generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied. Any capitalized term in this Agreement not specifically defined in this section shall have the meaning ascribed thereto in the Uniform Commercial Code of the State of Florida ("UCC").

         2.      Loans.

                 I.       Line of Credit.

                          a.      Subject to the terms and conditions stated
herein, Lender shall lend to Borrower the lesser of (i) the principal sum of SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00) or (ii) the Borrowing Base as determined by Lender in accordance with subsection 2.I.b. below. Lender may in its discretion (but is not obligated to) lend to Borrower in excess of the limitation in the preceding sentence, in which case Borrower shall authorize, execute and deliver to Lender a demand note for any such additional amounts and such additional documents, and pledge and assign and transfer to Lender additional collateral or cash, as Lender may require. The obligation of Borrower to repay all amounts loaned by Lender pursuant to this Agreement is to be evidenced by a promissory note in the form and substance of Exhibit "B" which is attached hereto and made a part hereof. Any increases of the Line Loan may be made at such times and at the sole option of Lender after a review by Lender of Borrower's financial statements and business operations. Lender shall not, however, be obligated to increase the Line Loan.

                          b.      The Borrowing Base shall be equal to the sum
of (i) eighty percent (80%) of the book value of Borrower's domestic Eligible Accounts, (ii) eighty percent (80%) of the book value of Borrower's foreign Eligible Accounts which are backed by letters of credit, and (iii) fifty percent (50%) of the book value of all of Borrower's other foreign Eligible Accounts, as set forth on the Borrowing Base Certificate attached hereto and made a part hereof as Exhibit "A."

                          c.      At Lender's option, any payments shall be
credited first to payment of any late charges, fees or expenses, if any, then to accrued and unpaid interest and the balance, if any, ("Credit") to principal. Any accounting provided to Borrower by Lender shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters as reflected therein, unless Borrower, within thirty (30) days after the date the accounting is rendered, notifies Lender in writing of any objections, describing the basis for such objections with specificity. In such event, only those items expressly objected to in the notice shall be deemed disputed by Borrower.




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                          d.      Borrower shall have the right, upon not less
than five (5) Business Days' written notice to Lender, to terminate or reduce the Commitment at any time, provided that any notice of termination shall be accompanied by payment in full of the Line Loan and the Advances outstanding thereunder and provided that any notice of reduction shall be accompanied by payment in full of the Line Loan balance that exceeds the reduced Line Commitment.

                          e.      In the event that Lender shall notify
Borrower that the current Line Loan balance exceeds the lesser of 1) the Line Commitment, or 2) the Borrowing Base, Borrower shall immediately repay the Line Loan by the amount of such excess.

                          f.      Subject to the terms and conditions stated
herein, proceeds from the Line Loan may be used by the Borrower for the issuance of Standby Letters of Credit in amounts which are the lesser of (i) the principal sum of SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00) or (ii) the Borrowing Base as determined by Lender in accordance with Subsection 2.I.b above. After issuance, the amount of any outstanding Standby Letter of Credit shall be deducted from the Borrowing Base, but the amount of each such Standby Letter of Credit shall be added back to the Borrowing Base as soon as such Standby Letter of Credit is no longer outstanding. The obligation of Borrower to repay all amounts loaned by Lender pursuant to this subsection is to be evidenced by an application agreement for Standby Letter of Credit in the form and substance satisfactory to Lender.

                 II.      Term Loan.

                          a.      Subject to the terms and conditions stated
herein, Lender shall make available to Borrower a Term Loan up to the amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) for the purpose of purchasing equipment.

                          b.      Prior to any funding under the Term Loan,
Borrower shall provide Lender with descriptions and serial numbers for the equipment to be purchased. The Term Loan shall be funded in full upon Closing for the purchase of the equipment described on Schedule 2-II attached hereto and by reference made a part hereof.

                 III. Real Estate Mortgage Loan. The Real Estate Mortgage Loan is more particularly defined in Section 1.ad. above.

         3. Security. As security for the Line Loan and the Term Loan, Borrower will at closing execute and deliver to Lender security agreements, assignments and other documents in form and substance satisfactory to Lender granting to Lender a lien and security interest on, in and to all of the assets described on Exhibit "E" which is attached hereto and made a part hereof, now owned or hereafter acquired, and the proceeds and products thereof (hereinafter sometimes referred to as "Collateral") free of all claims, liens and encumbrances




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except for claims, liens and encumbrances, if any, listed on Exhibit "E" and except for liens and encumbrances in favor of Lender. Borrower, shall execute and deliver to Lender, in form and substance satisfactory to Lender, UCC financing statements and other documents requested by Lender to perfect the liens and security interests referred to in this paragraph. Lender and Borrower expressly acknowledge that the collateral pledged to Lender under the Real Estate Mortgage Loan shall not in any way secure the Line Loan or the Term Loan or the Borrower's obligations under the Line Loan or the Term Loan.

                 As further security for the Loans, Borrower hereby assigns and grants to Lender a security interest in and to all property of Borrower which is or may hereafter be in Lender's possession in any capacity including all monies owed or to be owed by Lender to Borrower including without limitation monies held in bank depository accounts; and with respect to all such property, Lender shall have the same rights as it has to any Collateral, and Borrower acknowledges and agrees that, without limiting any other right of Lender, whenever Lender has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), Lender may set off against the indebtedness all monies then owed to Borrower by Lender in any capacity, including without limitation monies held in bank depository accounts, whether due or not and Lender shall be deemed have exercised its right to set off immediately at the time its right to such election accrues.

         4. Closing. The closing of this transaction shall be held on or before April 18, 1997, upon the fulfillment of all the conditions and agreements contained herein in Chicago, Illinois, or at such other place as the parties hereto may agree.

         5. Use of Proceeds. The proceeds from the Line Loan and the Term Loan, after deduction of loan closing costs, and payment to any creditors of Borrower as may be directed by Borrower or as may be necessary or appropriate to protect Lender's interest in the Collateral, shall be disbursed to Borrower or credited to Borrower's deposit account with Lender to be used for:

                  a.      Line Loan:       Short-Term Working Capital of
                                           Borrower and to Support the Issuance
                                           of Letters of Credit

                  b.      Term Loan:       Purchase of Equipment

No part of the proceeds of the Loans shall be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase such margin stock or for any other purpose which might constitute this transaction as "purpose credit" within the meaning of said Regulation U. Neither Borrower, nor any agent, employee, officer, director or




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shareholder acting on behalf of Borrower has taken or shall take any action which might cause the transactions contemplated hereby to violate said Regulation U.

         6. Affirmative Covenants of Borrower. Borrower covenants and agrees that from the date hereof until the Loans are paid in full, Borrower shall:

                          a.      Deliver to Lender, within forty-five (45)
days after the end of each quarter, quarterly unaudited financial statements (Form 10-Q) concerning its business on a consolidated and consolidating basis, prepared by the Borrower's Authorized Representative, including income statements, balance sheets and other accounting data as may be reasonably requested by Lender.

                          b.      Deliver to Lender, within one hundred twenty
(120) days after the end of each fiscal year of Borrower, unqualified audited financial statements for the fiscal year prepared in accordance with generally accepted accounting principles by an independent certified public accountant, including balance sheets, income statements, cash flow statements, changes in shareholder' equity, and such other accounting data as may be reasonably requested by Lender.

                          c.      Deliver to Lender such other financial
statements, profit and loss statements, and other accounting data related to Borrower as may be reasonably requested by Lender from time to time concerning Borrower.

                          d.      Deliver to Lender, within ten (10) days after
the service of process or equivalent notice, written notice of any litigation, or arbitration proceeding, or government investigation where the amount involved is material or the nature of the proceeding is significant.

                          e.      Deposit with Lender monies, checks, notes,
drafts, wire transfers, other payment media or other property (including goods acquired through barter, swap or exchange) representing the proceeds of any Collateral which comes into the possession or control of Borrower in a Borrower's operating account with Lender. Borrower grants Lender a security interest in such account to secure all of the Indebtedness. Borrower shall execute such additional and further documents as Lender requires to evidence this requirement and pledge.

                          f.      Maintain books of accounts of Borrower's
business in accordance with generally accepted accounting principles consistently applied.

                          g.      Permit any person designated by Lender to
visit and inspect the business premises of Borrower and discuss Borrower's affairs and finances with Borrower at reasonable times and upon reasonable prior notice by Lender to Borrower.




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                          h.      Maintain and provide Lender with evidence of
insurance in such amounts and against such liabilities and hazards as reasonably required by Lender and by any security agreements and mortgages to be executed in connection with the Loans.

                          i.      Pay and discharge or cause to be paid and
discharged, all taxes, assessments, levies, fees, and charges and all other governmental charges, general and special, ordinary and extraordinary, whether or not within the contemplation of the parties hereto, which are at any time levied upon or assessed against Borrower or its property or any part thereof, whether or not the failure to pay such tax, assessment, levy, fee, or charge might result in the creation of a lien upon such properties or any part thereof, when the same shall become due and payable; and all income, excess profits, excise, sales, gross receipts, and other taxes, duties or imposts, whether of a like or different nature, assessed, levied or imposed by governmental authority on Borrower or Borrower's properties or any part thereof when the same shall become due and payable;except Borrower may in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and during the applicable appeal period or the conduct of an appeal therefrom unless Lender shall notify Borrower that, in its reasonable opinion by non-payment of any such items the Collateral or any part thereof will be subject to immediate loss or forfeiture, in which event such taxes, assessments or charges shall be promptly paid by Borrower.

                          j.      Comply in all material respects with all land
use, building, zoning, OSHA, environmental, pollution, and other laws, rules, ordinances and regulations promulgated by any governmental authority and applicable to Borrower's business.

                          k.      Do everything necessary or expedient to
perfect and preserve the security interest of Lender as a first security interest in the Collateral and defend any action, proceeding or claim affecting the Collateral.

                          l.      Maintain its properties in good condition and
make all necessary replacements, additions and improvements thereto, reasonable wear and tear excepted.

                          m.      Pay and discharge when due any and all
additional documentary stamp taxes or intangible taxes, levies or other charges in connection with the Loans and the promissory note(s) executed in connection herewith, together with all modifications, renewals and advances heretofore or hereafter made, together with any interest or penalty incident thereto (unless such interest or penalty results solely from the gross negligence or willful misconduct of Lender), and Borrower agrees to indemnify and save harmless Lender from and against all loss, cost, expense and attorney's fees (as defined in the Notes) that may be incurred by Lender in connection with any such assessment, tax, levy or other charge, or any




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interest or penalty resulting therefrom which may be incurred by Lender in connection therewith.

                          n.      Maintain its principal operating bank
depository accounts with Lender.

                          o.      Do, or cause to be done, all things necessary
to maintain its existence as a corporation in active status under the laws of the State of Florida and do or cause to be done all things necessary to preserve and keep in force and effect its right to own property and transact business in the State of Florida.

                          p.      Use its reasonable best efforts to maintain
inventory which is good and merchantable and which is not obsolete.

                          q.       Provide to Lender a list of accounts
receivable with the detailed aging thereof within thirty (30) days after the end of each quarter and/or at such other times as Lender may reasonably request, all in form and substance satisfactory to Lender.

                          r.      Provide to Lender a Borrowing Base
Certificate in the form of Exhibit "A" prior to each Advance on the Line Commitment and within thirty (30) days after the end of each quarter, if there is an outstanding principal balance or if any letters of credit have been issued under the Line Loan, all in form and substance satisfactory to Lender. At each submission, the Borrowing Base Certificate will be calculated based on the Accounts as of the previous fiscal quarter end, and will be signed by an officer of the Borrower or designee.

                          s.      Notify Lender immediately of any default by
any Account debtor in payment or performance of its obligations with respect to any Collateral, where the Account is in excess of $250,000.00.

                          t.      Pay to Lender any Advances in excess of the
amounts permitted by this Agreement in the event that goods constituting Collateral are returned to Borrower, or where the contract or lease is canceled, terminated or expired.

                          u.      Pay employees wages and overtime in
compliance with the Fair Labor Standards Act, as amended, and regulations promulgated thereunder.

                          v.      Pay or make provisions to pay all applicable
Federal, state and local employees' income, social security and unemployment tax.

                          w.      Duly and punctually perform all covenants,
terms, and agreements expressed as binding upon Borrower under any Interest Rate Protection



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Agreements.  Borrower acknowledges that Borrower's obligations under any
Interest Rate Protection Agreements are obligations secured by the Loan Documents. Further, Borrower acknowledges and agrees that the occurrence of any event of default or defaults under any Interest Rate Protection Agreement shall be a default under this Agreement, and vice versa.

         7. Negative Covenants of Borrower. Borrower covenants and agrees that from the date hereof until the Loans are paid in full, Borrower will not, without first having obtained a written consent of Lender which consent shall be in Lender's reasonable discretion:

                          x.      Create or permit to exist, any lien or
encumbrance upon (i) any of Borrower's assets used in the business and pledged to the Lender as Collateral under this Agreement or as security for the Real Estate Mortgage Loan (as amended on even date herewith), whether now owned or hereafter acquired; (ii) Borrower's Inventory as now owned or hereafter acquired, except for the Permitted Encumbrances and, (iii) equipment, except for liens for debts or additional borrowings of up to $1,000,000.00, in the aggregate, per annum.

                          y.      Loan or otherwise advance any sum to any
Person or guarantee or otherwise in any manner become responsible for the obligations of any other Person, directly or indirectly, by agreement to purchase the indebtedness of any other Person which alone or in the aggregate exceeds $200,000.00 per annum, except for endorsements of negotiable instruments for collection in the ordinary course of business.

                          z.      Discount or sell with or without recourse its
notes, accounts receivable, instruments or chattel paper.

                         aa.      Change its name, merge into, consolidate
with, or sell or transfer all or a substantial part of its assets to any other Person, or otherwise change its structure or identity.

                         bb.      Borrow any sum of money or incur any other
indebtedness exceeding $1,000,000.00 in the aggregate per annum, except for normal trade credit on open accounts.

                         cc.      Sell any of its assets, except inventory or
capital equipment in the normal course of business and further except other assets aggregating less than $100,000.00 in any year, unless it shall substitute assets having equal or greater value or utility, which substituted assets, if they are collateral for the Loans, shall be subject to a first, perfected security interest in favor of Lender and shall be free of all other liens and encumbrances except the Permitted Encumbrances described on Exhibit "F".



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                         dd.      Purchase any equipment or other fixed assets
or make any other capital expenditures, the cost of which to Borrower, in the aggregate, would exceed $4,000,000.00 in any one fiscal year of Borrower.

                         ee.      Allow its total liabilities to Tangible Net
Worth ratio to exceed 1:00 to 1:00 at the end of any fiscal quarter of the Borrower.

                         ff.      Allow its Cashflow Coverage Ratio to be less
than 2.00:1.00. The Cashflow Coverage Ratio shall be defined as Net Income plus Depreciation Expense plus Amortization Expense plus Interest Expense plus Non- Cash Expenses, less Non-Cash Gains less Cash Dividend Payments less Capital Stock Repurchases, all divided by the sum of All Current Maturities of Long Term Debt and Current Maturities of Capital Lease Obligations plus Interest Expense. Borrowers compliance with this covenant shall be measured quarterly on a rolling four quarter basis. At each quarter end, the numerator will be determined based on the previous four fiscal quarters while the denominator will be determined based on the subject fiscal quarter end. Interest expense for both the numerator and the denominator will be determined based on the subject fiscal quarter end.

                         gg.      Encumber its Inventory or allow any lien,
whether consensual or arising by operation of law to attach to its Inventory, except for Permitted Encumbrances.

         8. Representations and Warranties of Borrower. In order to induce Lender to make the Loans, Borrower makes the following representations and warranties:

                         hh.      All balance sheets and financial information
of Borrower delivered to Lender prior to and simultaneously with the execution of this Agreement, fairly represent the financial condition of Borrower and the result of Borrower's operations in the business described herein as of the respective dates of said balance sheets or financial statements. Said financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied in the various statements throughout the periods involved, except as otherwise indicated therein. All other information submitted by Borrower in support of the application for the Loans is true and correct in all material respects as of the date of this Agreement, and no material adverse change with respect to the Borrower has occurred since February 28, 1997.

                         ii.      There are no actions, suits, or proceedings
by any public or governmental body, agency, or authority, or by any person, pending, or to the knowledge of Borrower, threatened against Borrower, or to which Borrower is a party, involving the possibility of any judgment or liability not fully covered by insurance or by adequate reserves established by Borrower, or which may result in any material adverse change in the business or condition, financial or otherwise, of Borrower, except as otherwise disclosed in public filings made by the Borrower with the Securities Exchange Commission, a copy of which public filings has been provided to Lender. Borrower has to the best of its knowledge, complied with all applicable laws and requirements of governmental authority.

                         jj.      Borrower has good title to all of Borrower's
properties reflected in its balance sheets and financial statements, including without limitation the Collateral described in Exhibit "E," and such properties are free and clear and encumbrances, except such as would be permitted under the provisions of this Agreement. It is acknowledged by Borrower that the only liens, encumbrances and charges permitted under this Agreement with respect to the Collateral are those described on Exhibit "E."

                         kk.      Borrower is not a party to any contract which
would materially and adversely affect Borrower's property or business or Borrower's ability to perform its obligations under this Agreement or the instruments signed pursuant to this Agreement. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated, nor the compliance with the terms hereof, or the promissory notes and other instruments, will conflict or be inconsistent with, or will result in any of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrances upon any of the property or assets of Borrower, pursuant to the terms of any indenture, mortgage, deed of trust, security agreement, or other instrument to which Borrower is a party, or by which Borrower may be bound.

                         ll.      Borrower has filed all federal and state
income tax returns, which to the knowledge of Borrower is required to be filed, and has paid all taxes as shown on said returns and all assessments received by Borrower to the extent that such taxes have become due.

                         mm.      Borrower uses no fictitious name in the
conduct of its business.

                         nn.      No substantial loss, damage, destruction or
taking of any of the real or personal property of Borrower or of the real or personal property leased by Borrower has occurred which has not been fully restored or replaced or which is not fully covered by insurance, and neither such property nor the business of Borrower has been adversely affected in any substantial way as the result of any accident, strike, lockout, a combination of workmen, embargo, riot, war, or act of God, or the public enemy.

                         oo.      All pension or welfare benefit plans (within
the respective meanings of Section 3(2) and 3(l) of ERISA) other than multiemployer plans (within the meaning of Section 3(37) of ERISA), to which Borrower is a party or to which Borrower makes any employer contributions with respect to employees, are set forth on Exhibit "G-1" which is attached hereto and made a part hereof. With regard to the current or prior plan years of each plan referred to in Exhibit "G-1," all contributions required to meet the employer contribution obligations of Borrower under either Section 412 of the Internal

Revenue Code of 1986, as amended (the "Code"), or Part 3 of Title IB of ERISA, the terms of the plan itself, or any applicable collective bargaining agreement, with respect to the elapsed portion of the current and previous plan years, have been duly made, and such plan and its related trust have not incurred any accumulated funding deficiency (within the meaning of Section 412(a) of the Code and Section 302 of ERISA) since the effective date of ERISA.

                         pp.      All multiemployer plans (within the meaning
of Section 3(37) of ERISA) to which either Borrower is a party are set forth on Exhibit "G-2" which is attached hereto and made a part hereof. With regard to the current and previous plan years of each multiemployer plan referred to in Exhibit "G-2," all contributions required to meet the employer contribution obligations of Borrower under either Section 412 of the Code, Part 3 of Title IB of ERISA, the terms of the plan itself, or any applicable collective bargaining agreement, with respect to the elapsed portion of the current and previous plan years, have at been duly made and such plan and its related trust have not incurred any accumulated funding deficiency (within the meaning of Section 412(a) of the Code and Section 302 Of ERISA) since the effective date of ERISA. In addition, Borrower has not incurred any withdrawal liability under Title IV of ERISA (as amended by the Multiemployer Pension Plan Amendments Act of 1980) with respect to any multiemployer plan.

                         qq.      Neither Borrower nor any Subsidiary of
Borrower has engaged in any "prohibited transactions" within the meaning of
Section 4975 of the Code or Section 406 of ERISA, which could subject Borrower or such Subsidiary, or any other party, to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code.

                         rr.      No reportable event (as such term is defined
in Title IV of ERISA) has occurred with respect to, nor has there been terminated, any plans subject to Title IV of ERISA and maintained for any employees of Borrower or any member of any "controlled group of corporations" (as such term is defined in Section 1563 of the Code) of which Borrower is a member.

                         ss.      Borrower is duly incorporated and validly
existing under and by virtue of the laws of the State of Florida and in active status with the State of Florida and in good standing in all other jurisdictions where it owns or leases real or personal property, or where its activities require such qualification, except where the failure to so qualify would not have a material adverse effect on the Borrower.

                         tt.      There are no shareholders agreements among
the shareholders of Borrower.

                         uu.      Borrower is in full compliance with all
provisions of the Fair Labor Standards Act, as amended, and regulations promulgated thereunder.

                         vv.      The execution, delivery and performance by
Borrower of this Agreement and each Loan Document to which Borrower is or will become a party:

                                  (1)      have been duly authorized on behalf
of Borrower by all necessary or proper corporate action, including shareholder approval if required;

                                  (2)      do not contravene any law, statute,
rule or regulation or any judgment, decree or order, of any court of governmental agency by which Borrower is bound, or of Borrower's articles of incorporation, bylaws or any preference stock provisions;

                                  (3)      shall not result in or constitute a
default under any agreement, contract, indenture, mortgage, deed of trust, security agreement or other instrument to which Borrower or any of its property, including any Collateral, is bound; and

                                  (4)      shall not result in the creation or
imposition of (or the obligation to create or impose) any lien, charge or encumbrances upon any assets or property of Borrower or upon any Collateral.

                         ww.      When executed and delivered, this Agreement
and the Loan Documents shall be valid and binding obligations of Borrower, and shall be enforceable against Borrower in accordance with their terms, except as enforceability may be limited by equitable principles or by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                         xx.      Borrower has paid all premiums due to the
PBGC with respect to each plan identified in Exhibit "G-2" or multiemployer plan identified in Exhibit "G-2" and no premium, late payment charge, premium penalty or interest thereon is due. The PBGC has made no demand on Borrower for payment of any liability, including interest, arising under Title IV(D) of ERISA, and no lien exists in favor of the PBGC upon any real or personal property or rights to such property belonging to Borrower.

                         yy.      Borrower, to the best of its knowledge, is in
compliance in all material respects with all provisions of the Environmental Laws, and with any rules, regulations, and administrative orders of any governmental agency, and with any judgments, decrees or orders of any court of competent jurisdiction with respect thereto.

                         zz.      Borrower has not received any assessment,
notice of (primary or secondary) liability or notice of financial responsibility, and no notice of any action, claim or proceeding to determine such liability or responsibility, or the amount thereof, or to impose civil penalties with respect to a site listed on any federal or state listing of sites containing or believed to contain Hazardous Wastes, nor has Borrower received notification that any hazardous substances (as defined under CERCLA) that it has disposed of have been found in any site at which any governmental agency is conducting an investigation or other proceeding under any Environmental Law.

                        aaa.      To the best of Borrower's knowledge, except
in compliance with applicable Environmental Laws, no part of the property used by Borrower in its business or any building, structure or facility located thereon or improvement thereto: (i) contains or contained asbestos or PCBs;
(ii) have or have had asbestos-containing materials or electrical transformers, fluorescent light fixture ballasts or other equipment containing PCBs installed thereon or therein; (iii) is or has been used for the handling, processing, storage or disposal of Hazardous Wastes; or (iv) contain or contained above-ground or underground storage tanks or other storage facilities for Hazardous Wastes.

                        bbb.      Borrower has paid any applicable
environmental excise taxes imposed pursuant to Sections 4611, 4661, or 4681 of the Code.

         9. Conditions to Advances. Borrower shall deliver to Lender prior to each Advance on the Line Commitment, a Borrowing Base Certificate stating the value of the Eligible Accounts as of such date, the amount of the requested Advance and such other information as Lender shall require, and the following statements shall be true:

                        ccc.      All of the representations and warranties set
forth in Section 8 of this Agreement or in any other Loan Documents shall be correct in all material respects on and as of the date of such Advance as though made on and as of such date, except where made with respect to a specific earlier date.

                        ddd.      Borrower shall have observed and performed in
all material respects all of the terms, conditions and agreements set forth herein or in any other Loan Documents on their respective parts to be observed or performed and no Event of Default and no event that, with the giving of notice, passage of time, or both shall constitute an Event of Default shall have occurred and be continuing.

                        eee.      All financial statements, information and
other data furnished by Borrower to Lender are, in all material respects, accurate and correct; the financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied (except to the extent otherwise specified therein), and fairly present the consolidated financial condition of Borrower; no material adverse changes have occurred since the date of said statements; and no material liabilities, contingent or otherwise, not shown on said financial statements, exist.

                        fff.      No liens, security interests or encumbrances
shall have been filed or recorded against any Collateral, other than liens in favor of Lender and liens, security interests and encumbrances described in and in compliance with Exhibit "E" hereof, and Borrower has no notice of any intention by any person to file or record any such liens, security interests or encumbrances against any Collateral.

                        ggg.      There are no actions, suits, proceedings, or
claims pending or threatened against or affecting Borrower, or any Collateral, the result of which might substantially and adversely affect their respective financial condition, business or operations.

                        hhh.      Lender shall determine that the making of
such Advance will not cause the amounts outstanding to exceed the Borrowing Base or such excess as Lender in its sole discretion shall determine.

                        iii. Advances under the Line Loan will be made by telephonic or written communication from a person reasonably believed by the Lender to be an authorized representative of the Borrower. Unless otherwise agreed by the Lender, all advances will be made to a demand deposit account maintained at the Lender in the name of the Borrower.

         10. Events of Default. The happening of one or more of the following events shall constitute an Event of Default under this Agreement:

                        jjj.      If Borrower shall fail to make any payment of
principal or interest owing to Lender under the Line Note or the Term Note within fifteen (15) days after the same shall become due, or if Borrower shall fail to make any payment of principal or interest owing to Lender under the Real Estate Mortgage Note within the applicable grace period, if any.

                        kkk.      The occurrence of a material adverse change
in the financial condition of Borrower which is not corrected within thirty
(30) days after Borrower becomes aware of the material adverse change in financial condition.

                        lll.      If Borrower shall fail to make any required
payment of principal or interest on any other obligation for borrowed money beyond any period of grace provided with respect thereto and such other lender notifies Borrower of such default, or if Borrower shall default in the performance of any other agreement, term or condition, contained in any agreement under which such obligation is created, if the effect of such default is to cause or permit the holder or holders of such obligations to cause such obligations to become due prior to stated maturity, and such failure or default is not cured within thirty (30) days after Borrower is notified by the other lenders/creditors of the failure/default.

                        mmm.      If any material representation or warranty
made by Borrower or in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date on which made, and such falsity is not cured and made truthful within thirty (30) days of written notice to Borrower from Lender as to such matter.

                        nnn.      If Borrower defaults in the performance of
any other agreement or covenant contained in this Agreement, or violates any other terms, condition, or representation contained in this Agreement, the Notes, any security agreement or in any instrument, document or agreement related hereto or thereto, and such default or violation is not cured within thirty (30) days of written notice to Borrower from Lender as to such default or violation.

                        ooo.      If there are final judgments for the payment
of money in excess of $50,000.00, which are outstanding against Borrower, and any one of such judgments has been outstanding for more than ninety (90) days from the date of its entry and has not been discharged in full or stayed pending further proceedings.

                        ppp.      If a receiver, liquidator or trustee of
Borrower, or of any material portion of their property, is appointed by court order and such order remains in effect for more than ninety (90) days; or Borrower is adjudicated bankrupt or insolvent; or any material portion of the properties of Borrower is attached or sequestered by court order and such order remains in effect for more than ninety (90) days; or a petition is filed against Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within sixty (60) days after such filing.

                        qqq.      If Borrower files a petition in voluntary
bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now, or hereafter in effect, or consents to the filing of any petition against it under such law.

                        rrr.      If Borrower makes an assignment for the
benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of Borrower or of all or any part of its property.

                        sss.      If Borrower ceases doing business as a going
concern or substantially changes the nature of its business or commences the liquidation of its business or its assets.

                        ttt.      Any default by a Borrower under any of the
Notes or any default of any other document or instrument evidencing or securing said Notes after applicable grace periods, to include without limitation the Mortgage, Assignment of Rents and Security Agreement securing the Real Estate Mortgage Loan; any Event of Default under this Agreement shall also be deemed a default of said Real Estate Mortgage Note and Mortgage.

         11. Remedy for Default. Upon the occurrence of any Event of Default, Lender may terminate its commitment to make any further Advances and may declare the entire principal and all interest on the Loans and all other indebtedness of Borrower to Lender, whether direct or indirect, to be immediately due and payable and the Loans and all such indebtedness thereupon shall be and become immediately due and payable, and Lender may proceed to collect the same by foreclosure, set off against all monies owed to Borrower by Lender in any capacity, including without limitation monies held in bank depository accounts, or as otherwise provided in the instruments, documents and/or agreements signed by Borrower. Lender shall also have such other rights and remedies as provided herein or in any other instrument, document or agreement executed by Borrower in favor of Lender or its predecessors in interest and/or by law or at equity, including but not limited to the right to sue for and recover damages as a result of any such default. All of Lender's rights and remedies shall be cumulative and not alternative and may be exercised consecutively or concurrently at Lender's option.

         12.     Miscellaneous.

                        uuu. All representations and warranties contained herein or made in writing by Borrower in connection herewith shall survive the execution and delivery of this Agreement and of the Notes and Loan Documents.

                        vvv. Neither the failure nor any delay on the part of Lender to exercise any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power, or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.

                        www.      This Agreement shall be binding upon and
inure to the benefit of Borrower and Lender and their respective successors and assigns. Notwithstanding the foregoing, no part of this Agreement or the obligations hereunder shall be assigned by Borrower without the prior written consent of Lender.

                        xxx. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Florida.

                        yyy.      ARBITRATION.  ANY CONTROVERSY OR CLAIM
BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS,

INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW.
IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION.
ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                                  (i)      SPECIAL RULES.  THE ARBITRATION
SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR IF THERE IS REAL OR PERSONAL PROPERTY COLLATERAL, IN THE COUNTY WHERE SUCH REAL OR PERSONAL PROPERTY IS LOCATED, AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                                  (ii)     RESERVATION OF RIGHTS.  NOTHING IN
THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY
SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT.

NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR
MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

                        zzz.      Unless otherwise specifically indicated to
the contrary, in the event the consent of Lender is required herein, such consent shall be in Lender's reasonable discretion.

                       aaaa.      All costs and expenses of the Loans shall be
paid by Borrower and/or Lender as set forth in the Commitment Letter.

                       bbbb.      Paragraph headings are for the purpose of
identification only and are not considered as a substantive part of this Agreement.

                       cccc.      This Agreement, the Notes, the Loan
Documents, the Commitment Letter and the other instruments, documents and agreements executed in connection with this transaction or pursuant to this Agreement or said Commitment Letter shall be read together, and the provisions of each shall be deemed supplemental and not in conflict with each other; however, in the event a court of competent jurisdiction determines that a direct or unreconcilable conflict exists, the provisions of the Notes and any security agreement shall prevail over the other documents. In the event of a conflict between a provision contained in the Commitment Letter and any other Loan Document, the terms of the other Loan Document shall control. As to the Real Estate Mortgage Loan, the Line Loan and the Term Loan, this Agreement completely supersedes and replaces that certain Amended and Restated Revolving Credit Agreement between Borrower and Lender, dated January 19, 1995, as amended from time to time.

                       dddd.      Whenever the context so requires, the neuter
gender includes the feminine and/or masculine, as the case may be, and the singular number includes the plural.

                       eeee.      Each paragraph, provision, sentence and part
thereof of this Agreement shall be deemed separate from each other paragraph, provision, sentence or part thereof, and the invalidity of any aforementioned portion of this Agreement shall not affect the enforceability of the balance of this Agreement.

                       ffff.      If more than one Borrower executes this
Agreement, the term "Borrower" includes each of the Borrowers, respectively, as well as all of them, and their obligations hereunder shall be joint and several.

                       gggg. Borrower hereby authorizes and directs Lender and its agents and employees to correct patent errors and to fill in any blanks (which blanks are not substantive to the terms hereof) in this Agreement and/or in any exhibit, instrument, document or agreement related hereto and to attach hereto or thereto any exhibits which are a part hereof or thereof.

                       hhhh.      Borrower agrees that, at any time and from
time to time after the execution and delivery of this Agreement, they shall, upon request of Lender, execute and deliver such further documents and do such further acts and things as Lender may reasonably request in order to fully effect the purposes of this Agreement and to protect Lender's interest in the Collateral.

                       iiii. All notices provided for herein shall be in writing, and may be by hand (or courier) delivery, overnight mail, telecopier facsimile, or by certified or registered receipt requested mail, addressed as follows:

         IF TO BORROWER:  PLASMA-THERM, INC., a Florida corporation
                          10050 16th Street North
                          St. Petersburg, Florida 33716
                          Attn: Diana DeFerrari
                          Telephone (813) 577-4999; Telecopy (813) 577-6844

         IF TO LENDER:    NATIONSBANK, N.A. (SOUTH), a national banking
                          association
                          400 N. Ashley Drive, 2nd Floor
                          Tampa, FL  33602
                          Attn: James E. Harden, Jr.
                          Telephone (813) 224-5147; Telecopy (813) 224-5770

Notice to any party shall be deemed complete upon the occurrence of any one of the following: (i) hand delivery to said party, (ii) completion of transmission by telecopy or facsimile of said notice, (iii) one business day after sending said notice by overnight mail or, (iv) three (3) business days after depositing the same with the United States Postal Service, addressed to that party with the proper amount of postage affixed thereto, if sent by registered or certified mail, return receipt requested. Receipt of any notice by any of the persons listed above to receive notices to a party shall constitute actual receipt of such notice by that party.

                       jjjj.      This Agreement may be executed in
counterparts, each of which shall be deemed an original and consolidated as one agreement.

                       kkkk.      The occurrence of an Event of Default under
any of the Loans or the Loan Documents shall be and constitutes an event of default under all other Loans and Loan Documents, and upon the occurrence of such Event of Default, Lender may accelerate the balance due under any or all of the Notes and pursue its remedies under any and all of the Loan Documents, including but not limited to the foreclosure of Lender's mortgage and/or security interests in any or all of the property pledged as collateral for any of the Loans. The parties hereby further agree that the Collateral for the Line Loan and the Term Loan shall serve as collateral for each of said loans, and to that end, Borrower hereby grants to Lender a lien and security interest on the Collateral as security for both the Line Note and the Term Note, so that the Line Loan will be "cross-collateralized" with the Term Loan and vice versa. Lender and Borrower expressly acknowledge that the collateral pledged to the Lender under the Real Estate Mortgage Loan shall not in any way secure the Line Loan or the Term Loan or the Borrower's obligations under the Line Loan or the Term Loan.

         13. Conditions Precedent. Lender shall not be obligated to lend any monies to Borrower until (i) Lender has received the items listed on Exhibit "H" which is attached hereto and made a part hereof and (ii) the events described on Exhibit "H" have occurred.

         IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement the day and year first above written.

WITNESSES:                                  PLASMA-THERM, INC., a Florida
                                            corporation ("Borrower")

/s/  Joan Williams
---------------------------------


/s/ James E. Harden, Jr.
---------------------------------
                                            By:  /s/ Diana M. DeFerrari
                                               -------------------------------
                                                   Diana M. DeFerrari
                                                   Its Senior Vice President


                                                       (CORPORATE SEAL)

WITNESSES:                                  NATIONSBANK, N.A. (SOUTH), a
                                            national banking association
                                            ("Lender")

/s/  Joan Williams
----------------------------------

/s/  Diana DeFerrari
----------------------------------          By: /s/ James E. Harden, Jr.
                                               ------------------------------
                                                   James E. Harden, Jr.
                                                   Its Vice President


                                                     (CORPORATE SEAL)



STATE OF ILLINOIS
COUNTY OF COOK

         The foregoing instrument was acknowledged before me this 18th day of April, 1997, by Diana M. DeFerrari as Senior Vice President of PLASMA-THERM, INC., a Florida corporation, on behalf of the corporation. She is [ ] personally known to me or [X] has produced a Florida Driver's License as identification.

(SEAL)
                                                  /s/  Joanne M. Meister
                                                  ------------------------------
                                                  Notary Public

STATE OF ILLINOIS
COUNTY OF COOK

         The foregoing instrument was acknowledged before me this 18th day of April, 1997, by James E. Harden, Jr., as Vice President of NATIONSBANK, N.A. (SOUTH), a national banking association, on behalf of the association. He is [ ] personally known to me or [X] has produced a Florida Driver's License as identification.

(SEAL)

                                                  /s/  Joanne M. Meister
                                                  ------------------------------
                                                  Notary Public

EXHIBIT "E" ATTACHED TO AND MADE A PART OF THAT CERTAIN CREDIT AGREEMENT DATED EFFECTIVE APRIL 18, 1997 BY AND BETWEEN PLASMA-THERM, INC., A FLORIDA CORPORATION ("BORROWER") AND NATIONSBANK, N.A. (SOUTH), A NATIONAL BANKING ASSOCIATION ("LENDER").


Description of Collateral:

         All accounts, accounts receivable and other rights to payment for goods sold or leased or for services rendered. All equipment purchased with the proceeds of the Term Loan, including without limitation, all parts, accessories, attachments, additions and replacements to or with respect to such equipment, as now owned or hereafter acquired by Borrower.

         All proceeds of any kind (including without limitation, proceeds of insurance policies) of any of the property described herein.

         All property of Borrower which is or may hereafter be in Lender's possession in any capacity, including all monies owed or to be owed by Lender to Borrower, including but not limited to depository and other accounts.



Permitted Encumbrances:  None.

EXHIBIT "F" ATTACHED TO AND MADE A PART OF THAT CERTAIN CREDIT AGREEMENT DATED EFFECTIVE APRIL 18, 1997 BY AND BETWEEN PLASMA-THERM, INC., A FLORIDA CORPORATION ("BORROWER") AND NATIONSBANK, N.A. (SOUTH), A NATIONAL BANKING ASSOCIATION ("LENDER").



                             Permitted Encumbrances

(a)      Liens in favor of Lender.

(b) Liens existing on the date hereof disclosed on Schedule 1 to this Exhibit F, and provided no Event of Default has occurred and is then continuing, any renewal, extension or refunding of such Lien in an amount not exceeding the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding.

(c) Any Lien on any property securing indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of such property (purchase money financing), up to $1,000,000.00 in the aggregate, per annum), and any refinance thereof.

(d) Liens for taxes not yet due, and Liens for taxes and Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained.

SCHEDULE 1 TO EXHIBIT "F" ATTACHED TO AND MADE A PART OF THAT CERTAIN CREDIT AGREEMENT DATED EFFECTIVE APRIL 18, 1997 BY AND BETWEEN PLASMA-THERM, INC., A FLORIDA CORPORATION ("BORROWER") AND NATIONSBANK, N.A. (SOUTH), A NATIONAL BANKING ASSOCIATION ("LENDER").


7. Uniform Commercial Code Financing Statement in favor of TriCon Capital, a unit of Greyhound Financial Corporation, File No. 94-0000181635, filed September 6, 1994.

8. Uniform Commercial Code Financing Statement in favor of TriCon Capital, a unit of Greyhound Financial Corporation, File No. 94-0000190789, filed September 19, 1994.

9. Uniform Commercial Code Financing Statement in favor of TriCon Capital, a unit of Greyhound Financial Corporation, File No. 95-0000032572, filed February 16, 1995.

EXHIBIT "G-1" ATTACHED TO AND MADE A PART OF THAT CERTAIN CREDIT AGREEMENT DATED EFFECTIVE APRIL 18, 1997 BY AND BETWEEN PLASMA-THERM, INC., A FLORIDA CORPORATION ("BORROWER") AND NATIONSBANK, N.A. (SOUTH), A NATIONAL BANKING ASSOCIATION ("LENDER").



                                 PENSION PLANS


Description of Pension and Welfare Benefit Plans (other than multiemployer plans) to which Borrower is a party or to which Borrower makes any employer contributions with respect to employees:


Plasma-Therm, Inc. offers a 401(k) savings plan to employees who have completed one full year of sevice. The company matches 10% of each dollar invested into the fund. Employees' contributions are payroll deducted on a pre-tax basis.

Plasma-Therm, Inc. offers employees and their dependents dental insurance and health insurance, including an HMO and an Indemnity plan.

Plasma-Therm, Inc. provides all full time employees and their dependents life insurance, including AD&D benefits.

Plasma-Therm, Inc. provides all full time salaried personnel long term disability insurance which covers absences due to injuries that are not job related; beyond a six (6) month period of disability.

Plasma-Therm, Inc. provides all full time salaried personnel short term disability insurance which covers absences due to injuries that are not job related up to a six (6) month period.

EXHIBIT "G-2" ATTACHED TO AND MADE A PART OF THAT CERTAIN CREDIT AGREEMENT DATED EFFECTIVE APRIL 18, 1997 BY AND BETWEEN PLASMA-THERM, INC., A FLORIDA CORPORATION ("BORROWER") AND NATIONSBANK, N.A. (SOUTH), A NATIONAL BANKING ASSOCIATION ("LENDER").


                              MULTI-EMPLOYER PLANS


Description of Multiemployer Plans to which Borrower is a party or to which Borrower makes any employer contributions with respect to employees:



                                     None.

EXHIBIT "H" ATTACHED TO AND MADE A PART OF THAT CERTAIN CREDIT AGREEMENT DATED EFFECTIVE APRIL 18, 1997 BY AND BETWEEN PLASMA-THERM, INC., A FLORIDA CORPORATION ("BORROWER") AND NATIONSBANK, N.A. (SOUTH), A NATIONAL BANKING ASSOCIATION ("LENDER").


Conditions Precedent to Lender's Obligation. Lender shall not be obligated to lend any monies to Borrower until it has received the items described in a. through f. below:

(1) Documents, instruments, and agreements described in Section 3 of this Agreement.

(2) A Written Action of the Board of Directors of Borrower certified by Borrower's duly elected and acting Secretary authorizing the execution of this Agreement, the Line Note and the Term Note, security agreements, financing statements, and other documents referred to herein.

(3) A UCC search from the Florida Secretary of State showing that the Collateral is free and clear of all encumbrances.

(4) A copy of any amendments to the Bylaws of Borrower since May 19, 1994, if any.

(5) A copy of any amendments to the Articles of Incorporation of Borrower since May 19, 1994.

(6) Casualty insurance policies on Borrower's tangible personal property, naming Lender as a loss payee thereunder.

                                 SCHEDULE 2.II

                       EQUIPMENT PURCHASED WITH PROCEEDS
                                  OF TERM LOAN


Photomask Program Capital Equipment:
    Particle Measurement System Tencor Surfscan 6420                    $350,000
    KMS-310 RT Critical Dimension Measurement Tool                       400,000

MEMS Development Capital Equipment:
    Versalock 770 ICP Module                                             150,000

Thin Film Head Capital Equipment:
    Automatic Elipsometer                                                175,000
                                                                      ----------
                             Total:                                   $1,075,000


                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (the Agreement") executed the 18th day of April, 1997, by and between PLASMA-THERM, INC., a Florida corporation located at 10050 16th Street North, St. Petersburg, Florida 33716 (hereinafter called the "Debtor"), and NATIONSBANK, N.A. (SOUTH), a national banking association located at 400 North Ashley Drive, 2nd Floor, Tampa, Florida 33602 (hereinafter called the "Secured Party").


                              W I T N E S S E T H:


         WHEREAS, Debtor is indebted to Secured Party with respect to a certain Line Loan in the amount of $7,000,000.00 and a certain Term Loan in the amount of $1,000,000.00, all as more fully described in a certain Credit Agreement of even date herewith;

         WHEREAS, pursuant to the terms of said Credit Agreement and a certain Commitment Letter dated March 19, 1997, Debtor has agreed to pledge certain property to Secured Party as collateral for the repayment of the Term Loan and the Line Loan;

         WHEREAS, Secured Party and Debtor desire to enter into this Agreement to provide for the pledging by Debtor to Secured Party of the collateral for the repayment of said Loans;

         NOW, THEREFORE, in consideration of the covenants and conditions stated in this Agreement, the parties agree as follows:

         1. Security Interest. For value received, Debtor hereby grants Secured Party a security interest (the "Security Interest") in and to all of the following accounts and equipment, whether now owned or hereafter acquired, and in all proceeds and products thereof, in any form, including, without limitation, proceeds of insurance policies from the loss thereof (hereinafter called the "Collateral"):

                  .1      Accounts.  All accounts now owned or hereafter
acquired by Debtor, including but not limited to accounts receivable and other rights to payment for goods sold or leased or for services rendered.

                  .2      Equipment.  All equipment purchased with the proceeds
of the Term Loan including, without limitation, all parts, accessories, attachments, additions and replacements to or with respect to such equipment, as such equipment and other items are now owned or hereafter acquired.

         2. INDEBTEDNESS SECURED. This Agreement and the Security Interest secure, payment of the following described indebtedness of Debtor, and whether the indebtedness is from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred, and including any sums advanced and any expenses incurred by Secured Party pursuant to this Agreement or pursuant to any other Loan Documents (as used herein such term shall have the same meaning as in the Credit Agreement dated of even date herewith) or in any Interest Rate Protection Agreement (as used herein such term shall have the same meaning as in the Credit Agreement dated of even date herewith) or any other note or evidence of indebtedness (all of which is herein sometimes referred to as the "Indebtedness"):

                  .1      Term Promissory Note dated of even date herewith in
the original principal amount of $1,000,000.00 (the "Term Note");

                  .2      Line of Credit Promissory Note dated of even date
herewith in the original principal amount of $7,000,000.00 (the "Line of Credit Note");

         3. Representations and Warranties of Debtor. Debtor represents and warrants and, so long as any portion of the Indebtedness remains unpaid, shall be deemed continuously to represent and warrant that:

                  .1      Debtor is the owner of the Collateral free of all
security interests or other encumbrances and claims of third persons except the Security Interest and the Permitted Encumbrances (as defined in the Credit Agreement dated of even date herewith);

                  .2      Debtor is authorized to enter into this Agreement and
into the transactions evidenced by the Term Note, the Line of Credit Note and the Loan Documents;

                  .3      The Collateral is used or bought for use primarily in
business operations;

                  .4      Each account constituting the Collateral is genuine
and enforceable in accordance with its terms against the party obligated to pay the same (the "Account Debtor");

                  .5      To the best of Debtor's knowledge, the amount
represented by Debtor to Secured Party as owing by each Account Debtor and by all the Account Debtors is the correct amount actually and unconditionally owing by such Account Debtor(s), except for reserves as reflected on the Debtor's financial statements and normal cash discounts where applicable;

                  .6      To the best of Debtor's knowledge, no Account Debtor
has any defense, set-off, claim or counterclaim against Debtor which can be asserted against Secured Party, whether in any proceeding to enforce the Security Interest or otherwise;

                  .7      Debtor is engaged in business operations which are
carried on at the address specified on the first page of this Agreement;

                  .8      Debtor's records concerning that part of the
Collateral consisting of accounts or chattel paper are kept at the address specified on the first page hereof, which is Debtor's chief executive office and principal place of business.

         4. Covenants of Debtor. Debtor covenants that so long as any Indebtedness remains unpaid, Debtor:

                  .1      Will defend the Collateral against the claims and
demands of all other parties except purchasers and lessees of inventory in the ordinary course of business, including without limitation defenses, set-offs, claims and counterclaims asserted by any Account Debtor against Debtor or Secured Party;

                  .2      Will keep the Collateral free from all security
interests, liens and other encumbrances except the Security Interest and the Permitted Encumbrances (as defined in the Credit Agreement dated of even date herewith);

                  .3      Will not sell, pledge, transfer, assign, deliver, or
otherwise dispose of any Collateral or any interest therein without the prior written consent of Secured Party;

                  .4      Will keep in accordance with generally accepted
accounting principles, consistently applied, accurate and complete records concerning the Collateral; at Secured Party's request will mark any of such records and all or any of the Collateral to give notice of the Security Interest; will, upon request made from time to time and upon reasonable advance notice, permit Secured Party or its agents to inspect the Collateral and to audit and make abstracts of such records or any of Debtor's books, ledgers, reports, correspondence, and other records; and will, upon request made from time to time, deliver to Secured Party such financial statements and other accounting data as may be reasonably requested by Secured Party concerning Debtor;

                  .5      Upon demand will deliver to Secured Party any other
documents representing or relating to purchases or other acquisitions or sales, leases, or other dispositions of the Collateral and proceeds thereof and any and all other schedules, documents, and statements which Secured Party may from time to time request;

                  .6      Will notify Secured Party in writing at least thirty
(30) days in advance of any change in Debtor's address specified on the first page hereof, of any change in the location or of any additional locations at which the Collateral is kept, of any change in the address at which records concerning the Collateral are kept and of any change in the location of Debtor's residence, chief executive office or principal place of business;

                  .7      Without Secured Party's written consent will not make
or agree to make any amendment, alteration, modification, or cancellation of or substitution for or credits, adjustments, or allowances on any Collateral, except in the ordinary course of business;

                  .8      Will execute and deliver to Secured Party such
financing statements and other documents requested by Secured Party and take such other action as Secured Party may deem advisable to perfect the Security Interest and will pay all costs, including without limitation recording fees and document stamps, of title searches and filing financing statements and other documents in all public offices;

                  .9      Will pay or cause to be paid when due all taxes,
assessments and other charges of every nature which may be levied or assessed against this transaction or the Collateral;

                  .10     Will insure the Collateral against risks by obtaining
policies naming Secured Party as loss payee (none of which shall be cancelable without at least thirty (30) days' notice to Secured Party) in coverage, form and amount and with companies satisfactory to Secured Party and will deliver each policy or certificate of insurance together with the loss payee endorsement therefor to Secured Party;

                  .11     Will (unless delivered to Secured Party pursuant to
the provisions hereof) retain the Collateral in its control and will keep the Collateral in good condition and repair, reasonable wear and tear excepted, and will not use the Collateral in violation of any provisions of this Agreement, of any other Loan Document, or of any applicable statute, regulation or ordinance, or of any policy of insurance insuring the Collateral;

                  .12     Will prevent the Collateral or any part thereof from
being or becoming an accession to other goods not covered by this Agreement;

                  .13     Will prevent each item of Collateral from becoming a
fixture; and

                  .14     Will keep all of the Collateral constituting
equipment at the address specified on the first page hereof and not move any of such Collateral from said location without the prior written consent of Secured Party;

                  .15     Will, upon request of Secured Party, endorse,
negotiate, transfer, deliver and/or assign any or all accounts which are part of the Collateral to Secured Party or its order in order to assure Secured Party's perfection of the Security Interest.

         5. Verification of Collateral. After an Event of Default, Secured Party shall have the right to verify any Collateral in any manner and through any medium which Secured Party may consider appropriate and Debtor shall furnish such assistance and information and perform such acts as Secured Party may require in connection therewith.

         6. Future Advances. It is agreed that any additional sum or sums advanced by the then holder of any note secured hereby to or for the benefit of Debtor, whether such advances are obligatory or are made at the option of Secured Party or otherwise, at any time from the date of this Agreement, with interest thereon at the rate agreed upon at the time of each additional loan or advance, shall be equally secured with and have the same priority as the original Indebtedness and be subject to all of the terms and provisions of this Agreement, whether or not such additional loan or advance is evidenced by a promissory note of Debtor and whether or not identified by a recital that it is secured by this Agreement.

         7.      Default.

                  .1      Events of Default.  Any of the following events or
conditions shall constitute an Event of Default:

                             .1   Non-payment when due after any applicable
grace period, whether by acceleration or otherwise of any Indebtedness;

                             .2   Failure by Debtor to perform any obligations
under this Agreement and such failure is not cured within thirty (30) days of the written notice of such failure by Secured Party to Debtor;

                             .3   An Event of Default  under the Term Note, the
Line of Credit Note, any Loan Document, or any evidence of the Indebtedness;

                             .4   The occurrence of an Event of Default under
the Credit Agreement dated of even date herewith;

                             .5   Sale or transfer by Debtor of a majority of
its assets other than in the normal course of business;

                             .6   Condemnation or seizure of any of the
Collateral;

                             .7   Failure by Debtor at any time to be a
corporation in active status with the State of Florida; and

                             .8   Non-payment when due after any applicable
grace period, whether by acceleration or otherwise of the Real Estate Mortgage Loan (as used herein such term shall have the same meaning as in the Credit Agreement dated of even date herewith), or failure by Debtor to perform after applicable grace periods, any obligations under the Real Estate Mortgage Note (as used herein such term shall have the same meaning as in the Credit Agreement dated of even date herewith), or any instrument of security securing said Real Estate Mortgage Loan.

                  .2      Rights and Remedies Upon Default.  Secured Party may
declare Debtor to be in default hereunder and all or any part of the Indebtedness or the indebtedness due under the Real Estate Mortgage Loan to be immediately due without notice upon the happening of any Event of Default. The rights and remedies of Secured Party as set forth in this Agreement and in this section are in addition to any other rights that Secured Party might have with respect to any Indebtedness which is payable, upon demand. Upon the happening of any Event of Default, Secured Party's rights with respect to the Collateral shall be those of a secured party under the Uniform Commercial Code as enacted in Florida and any other applicable law from time to time in effect. Secured Party shall also have any additional rights granted herein and in any other agreement now or hereafter in effect between Debtor and Secured Party or otherwise granted by law or equity. If requested by Secured Party, Debtor will assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party.

                 Without limiting the generality of the foregoing, Debtor expressly agrees that, after an Event of Default, Secured Party may (i) lawfully enter any premises where any Collateral may be without judicial process and take possession of the Collateral and (ii) sell, lease or otherwise dispose of the Collateral in a commercially reasonable manner.

                  .3      Notice.  Debtor agrees that any notice by Secured
Party of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to Debtor if the notice is mailed by regular or certified mail, postage prepaid, at least five (5) days before the action to Debtor's address as specified in this Agreement or to any other address which Debtor has specified in writing to Secured Party as the address to which notices shall be given to Debtor.

                  .4      Costs.  Debtor shall pay all costs and expenses
incurred by Secured Party in enforcing this Agreement, realizing upon any Collateral and collecting any Indebtedness. Costs and expenses will include all reasonable attorney's fees (as defined in the Term Note and the Line of Credit Note).

                  .5      Deficiency.  In the event that the proceeds of the
Collateral are insufficient to satisfy the entire unpaid Indebtedness, Debtor will be responsible for the deficiency and shall pay the same upon demand.

         8.      Miscellaneous.

                  .1      Perfection of Security Interest.  Debtor authorizes
Secured Party at Debtor's expense to file any financing statement or statements relating to the Collateral (with or without Debtor's signature thereon), and to take any other acts deemed appropriate by Secured Party to perfect and to continue perfection of the Security Interest. Debtor hereby irrevocably appoints Secured Party as its attorney in fact to execute financing statements in Debtor's name and to perform all other acts which Secured Party deems appropriate to perfect and protect the Security Interest. Such appointment is binding and coupled with an interest. Upon request of Secured Party before or after the occurrence of an Event of Default, Debtor agrees to give Secured Party possession of any Collateral, possession of which is, in Secured Party's opinion, necessary or desirable to perfect or continue perfection or priority of the Security Interest.

                  .2      Continuing Agreement.  This Agreement is a continuing
agreement which shall remain in force until all of the Indebtedness contracted for or created and any extensions or renewals on that Indebtedness together with all interest thereon has been paid in full.

                  .3      Right to Proceeds.  Upon the occurrence of an Event
of Default, Secured Party may demand, collect, and sue for all proceeds (either in Debtor's or Secured Party's name at the latter's option) with the right to enforce, compromise, settle, or discharge any proceeds. Such appointment is binding and coupled with an interest. Debtor hereby irrevocably appoints Secured Party upon occurrence of an Event of Default as Debtor's attorney-in-fact to indorse Debtor's name on all checks, commercial paper, and other instruments pertaining to the proceeds. Debtor also authorizes Secured Party to collect and apply against the Indebtedness any refund of insurance premiums or any insurance proceeds payable on account of the loss of or damage to any of the Collateral and hereby appoints Secured Party as Debtor's attorney-in-fact to indorse any check or draft representing such proceeds or refund. After an Event of Default, Secured Party may notify any party obligated to pay proceeds of the existence of the Security Interest and may also direct them to make payments of all proceeds to Secured Party.

                  .4      Property In Secured Party's Possession.  As further
security for the repayment of the Indebtedness, Debtor grants to Secured Party a security interest in all property of Debtor which is or may hereafter be in Secured Party's possession in any capacity, including all monies owed or to be owed by Secured Party to Debtor; and with respect to all of such property, Secured Party shall have the same rights as it has with respect to the Collateral.

                  .5      Set-off.  Without limiting any other right of Secured
Party, whenever Secured Party has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), Secured Party may set off against the Indebtedness all monies then owed to Debtor by Secured Party in any capacity whether due or not and Secured Party shall be deemed to have exercised its right of set-off immediately at the time its right to such election accrues.

                  .6      Failure to Perform; Reimbursement.  Upon Debtor's
failure to perform any of its duties hereunder or under any other Loan Document, Secured Party may, but it shall not be obligated to, perform any of such duties and Debtor shall forthwith upon demand reimburse Secured Party for any expense incurred by Secured Party in doing so.

                  .7      Non-Waiver: Cumulative Rights.  No delay or omission
by Secured Party in exercising any right hereunder or with respect to any Indebtedness shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude

Secured Party from any other or future exercise of the right or the exercise of any other right or remedy. Secured Party may cure any default by Debtor in any reasonable manner without waiving the default so cured and without waiving any other prior or subsequent default by Debtor. All rights and remedies of Secured Party under this Agreement, under the Uniform Commercial Code, or otherwise shall be deemed cumulative, and exercisable concurrently.

                  .8      Third Parties.  Secured Party shall have no
obligation to take and Debtor shall have the sole responsibility for taking any steps to preserve rights against all prior parties to any proceeds of the Collateral.

                  .9      Waiver of Notice of Dishonor or Protest, etc.  Debtor
waives notice of dishonor or protest, presentment, demand for payment and protest of any instrument constituting Collateral at any time held by Secured Party on which Debtor is in any way liable.

                  .10     Rights of Acquiring Parties.  The rights and benefits
of Secured Party under this Agreement shall, if Secured Party agrees, inure to any party acquiring an interest in the Indebtedness or any part thereof. This Agreement is not assignable by Debtor without the prior written consent of Secured Party.

                  .11     Definitions; Multiple Parties; Section Headings.  The
term "person" when referred to herein shall mean an individual, partnership, corporation or any other legal entity. The terms "Secured Party" and "Debtor" as used in this Agreement include the heirs, personal representatives, and successors or assigns of these parties. If more than one Debtor executes this Agreement, the term "Debtor" includes each of the Debtors as well as all of them, and their obligations under this Agreement shall be joint and several. Whenever the context so requires the neuter gender includes the feminine and/or masculine and the singular number includes the plural. Unless the context requires otherwise, terms used herein shall have the same meaning as defined in the Uniform Commercial Code as enacted by the State of Florida. Section headings are used herein for convenience only and do not alter or limit the meaning of the language contained in each section.

                  .12     Amendment; Waiver.  This Agreement may not be
modified or amended nor shall any provision of it be waived except by a written instrument signed by Debtor and by an authorized officer of Secured Party.

                  .13     Choice of Law.  This Agreement shall be construed
under applicable Florida laws in effect from time to time and shall be enforceable, at the option of Secured Party, in a court of competent jurisdiction in Pinellas County, Florida, notwithstanding the location of the Collateral.

                  .14     Further Assurances.  Debtor agrees that, at any time
and from time to time after the execution and delivery of this Agreement, Debtor shall, upon request of Secured Party, execute and deliver such further documents and do such further acts and things as Secured Party may reasonably request in order to fully effect the purposes of this Agreement and to protect Secured Party's interest in the Collateral.

                  .15     Expenses.  Debtor shall pay all costs and expenses
relating to this Agreement and the Indebtedness, except for those expenses which Secured Party has agreed to pay pursuant to the Commitment Letter dated March 19, 1997.

                  .16     ARBITRATION.  ANY CONTROVERSY OR CLAIM BETWEEN OR
AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                              .1  SPECIAL RULES.  THE ARBITRATION SHALL BE
CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR IF THERE IS REAL OR PERSONAL PROPERTY COLLATERAL, IN THE COUNTY WHERE SUCH REAL OR PERSONAL PROPERTY IS LOCATED, AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                              .2  RESERVATION OF RIGHTS.  NOTHING IN THIS
ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE

RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

                  .17     Consent of Secured Party.  Whenever consent of
Secured Party is required under this Agreement, such consent may be withheld by Secured Party in its reasonable discretion.

                  .18     Notices.  All notices provided for herein shall be in
writing, and may be by hand (or courier) delivery, overnight mail, telecopier, facsimile, or by certified or registered receipt requested mail, addressed as follows:

                 SECURED PARTY:           NATIONSBANK, N.A. (SOUTH), a
                                          national banking association
                                          400 North Ashley Drive, 2nd Floor
                                          Tampa, Florida 33602
                                          Attention: James E. Harden, Jr.
                                          Telephone:       (813) 224-5147
                                          Telecopy:        (813) 224-5770

                 DEBTOR:                  PLASMA-THERM, INC., a Florida
                                          corporation
                                          10050 16th Street North
                                          St. Petersburg, Florida 33716
                                          Attention:       Diana DeFerrari
                                          Telephone:       (813) 577-4999
                                          Telecopy:        (813) 577-6844

Notice to any party shall be deemed complete upon the occurrence of any one of the following: (i) hand delivery to said party, (ii) completion of transmission by telecopy or, facsimile of said notice, (iii) one business day after sending said notice by overnight mail or, (iv) five business days after depositing the same with the United States Postal Service, addressed to that party with the proper amount of postage affixed thereto, if sent by registered or certified mail, return receipt requested. Receipt of any notice by any of the persons listed above to receive notices to a party shall constitute actual receipt of such notice by that party.

                  .19     Superseding Agreement.  As to the Line Loan, the Term
Loan and the Real Estate Mortgage Loan (as said terms are defined in the Credit Agreement), this Agreement supersedes and completely replaces that certain Amended and Restated Security Agreement by Borrower and Lender dated January 19, 1995, as amended from time to time.

         9. Notification of Account Debtors. After an Event of Default, Secured Party may notify all or any Account Debtors of the Security Interest and may also direct such Account Debtors to make all payments on the Collateral to Secured Party and to perform the terms of any Collateral for the benefit of Secured Party. Debtor shall, upon request, assist Secured Party in such notification and direction. All payments on and other proceeds from the Collateral received by Secured Party directly or from Debtor shall be applied to the Indebtedness in such order and manner and at such time as Secured Party shall in its sole discretion determine. Upon notice by Secured Party to Debtor, any payments on or other proceeds of the Collateral received by Debtor before or after notification to Account Debtors shall be held by Debtor in trust for Secured Party in the same medium in which received, shall not be commingled with any assets of Debtor and shall be turned over to Secured Party not later than the next business day following the day of their receipt.
Debtor shall also promptly notify Secured Party of the return to or repossession by Debtor of goods underlying any Collateral.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

WITNESSES:                              PLASMA-THERM, INC., a Florida
                                        corporation ("Debtor")
/s/  Joan Williams
------------------------------
                                        By:  /s/ Diana M. DeFerrari
                                           -----------------------------------
/s/  James E. Harden, Jr.                        Diana M. DeFerrari
------------------------------                   Senior Vice President


                                                   (CORPORATE SEAL)

                                           NATIONSBANK, N.A. (SOUTH), a national
                                           banking association ("Secured Party")

WITNESSES
                                           By:  /s/ James E. Harden, Jr.
/s/ Joan Williams                              --------------------------------
-----------------------------                       James E. Harden, Jr.
                                                    Vice President

/s/ Diana M. DeFerrari
-----------------------------                         (CORPORATE SEAL)

STATE OF ILLINOIS
COUNTY OF COOK

         The foregoing instrument was acknowledged before me this 18th day of April, 1997, by Diana M. DeFerrari as Senior Vice President of PLASMA-THERM, INC., a Florida corporation, on behalf of the corporation. She is [ ] personally known to me or [X] has produced a Florida Driver's License as identification.


(SEAL)                                            /s/  Joanne M. Meister
                                                  -----------------------------
                                                  Notary Public


STATE OF ILLINOIS
COUNTY OF COOK

         The foregoing instrument was acknowledged before me this 18th day of April, 1997, by James E. Harden, Jr., as Vice President of NATIONSBANK, N.A. (SOUTH), a national banking association, on behalf of the association. He is [ ] personally known to me or [X] has produced a Florida Driver's License as identification.


(SEAL)

                                                  /s/  Joanne M. Meister
                                                  -----------------------------
                                                  Notary Public

                         LINE OF CREDIT PROMISSORY NOTE

                                                               Chicago, Illinois
$7,000,000.00                                                  April 18, 1997


         FOR VALUE RECEIVED, the undersigned PLASMA-THERM, INC., a Florida corporation (hereinafter called "Borrower") promises to pay to the order of NATIONSBANK, N.A. (SOUTH), a national banking association (hereinafter sometimes referred to as "Lender" and together with any holder hereof called "Holder"), at 400 N. Ashley Drive, 2nd Floor, Tampa, Florida 33602, or at such other place as Holder may from time to time designate in writing, the principal sum of SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00), or so much thereof as has been advanced hereunder, together with interest on the unpaid balance of the principal (the "Loan") from time to time outstanding from the date of each advance of principal at the rate for each day equal to the "Variable Adjusted LIBOR Rate" (as hereinafter defined) as determined by Lender and adjusted daily, plus two percent (2%) per annum. In no event, however, shall the interest rate be greater than the maximum rate of interest allowed to be contracted for by applicable law. The term "Variable Adjusted LIBOR Rate" means the interest rate per annum determined in accordance with the following definitions and procedures:

         a. The "LIBOR Rate" for a particular day shall be the interest rate as published in the final New York edition of The Wall Street Journal as the appropriate London InterBank Offered Rate (LIBOR) for such particular day for a non-domestic certificate of deposit in an amount approximately equal to the amount of the Note having a term of thirty (30) days, or if The Wall Street Journal is not published on any such date, then as published therein for the immediately preceding business day provided, however, that in the event that The Wall Street Journal is not published, or does not report the London InterBank Offered Rate, for three consecutive business days, then the "LIBOR Rate" shall be deemed to be the interest rate which it would be necessary for Lender to pay in connection with a sale by Lender, if possible, of a certificate of deposit for a non-domestic deposit in an amount approximately equal to the amount of the Note and having a term of thirty (30) days.

         b. The "Variable Adjusted LIBOR Rate" for a particular day shall be equal to the quotient of (1) the LIBOR Rate divided by (2) the difference of
(a) one minus (b) the maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable from time to time to any member bank of the Federal Reserve System, in respect to Eurocurrency liabilities as specified in Regulation D (or any successor category of liabilities under Regulation D). The computation of the Variable Adjusted LIBOR Rate shall also include such adjustments as may be necessary in respect to impositions on Lender for Federal Deposit Insurance Corporation insurance and other insurance, fees, assessments and surcharges which occur because of Lender's sale of a certificate of deposit which would establish the LIBOR Rate or for insuring time deposits.

         c. The LIBOR Rate used in determining the Variable Adjusted LIBOR Rate for a particular day shall be the LIBOR Rate for such day if the interest rate is published in The Wall Street Journal as specified in clause (a) above, and otherwise shall be the LIBOR Rate which is two "business days" prior to the date of determination, or if such day is not a business day, then the next preceding business day.

         d. A "business day" for purposes of determination of Lender's Variable Adjusted LIBOR Rate shall mean any day on which Lender is open in Charlotte, North Carolina for the transaction of domestic and foreign exchange business. Each determination by Lender of the Variable Adjusted LIBOR Rate shall, in the absence of manifest error, be conclusive and binding.

         Interest owing under this Note shall be computed on the basis of a 360-day year.

         Principal and interest shall be due and payable as follows:

                 e. Accrued interest only, as stated above, shall be payable monthly commencing on the last day of May, 1997, and continuing on the last day of each month thereafter until May 19, 1998, at which time all outstanding indebtedness, whether principal, accrued interest or otherwise, shall be due and payable in full.

                 f. The principal amount evidenced hereby may be borrowed (and to the extent any principal amount advanced hereunder is repaid by Borrower, such sum may be borrowed again) prior to May 19, 1998, but only in accordance with the terms of that Credit Agreement dated April 18, 1997, and only if this Note is not in default as hereinafter defined. At no time, however, shall the principal balance outstanding hereunder exceed SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00).

         Borrower may prepay all or part of the principal balance at any time without penalty. Such prepayment shall be accompanied by payment of any unpaid interest accrued to the time of such prepayment. All payments made hereunder shall at Holder's option first be applied to late charges, then to accrued interest, then to principal.

         Permitted partial prepayments shall not affect or vary the duty of Borrower to pay all obligations when due, and they shall not affect or impair the right of Holder to pursue all remedies available to it hereunder, under the security instruments securing this indebtedness, or under any other loan documents or guaranty executed in connection herewith.

         If any event of default set forth in this Note or in any of the Loan Documents (as defined herein) shall occur, or in the event Lender has, in accordance with the terms of the

Note or the Loan Documents, made a demand for repayment of the indebtedness evidenced by this Note and the Loan Documents, Lender, at its option, may notify Borrower that its commitment to lend under this line of credit is terminated and Lender shall be relieved of all obligations to lend any further sums thereafter to Borrower.

         This Note is secured by a certain Security Agreement of even date herewith which, together with this Note, the Credit Agreement, and all other agreements, instruments and documents delivered in connection herewith, are hereinafter sometimes referred to as the "Loan Documents."

         This Note and the Loan Documents are to be governed by and construed under the laws of the State of Florida and of the United States of America, and the rules and regulations promulgated under the authority thereof. It is the intent of this Note that such laws shall be interpreted in such a manner that the maximum rate of interest allowed to be contracted for by applicable law as changed from time to time which is applicable to this Note (hereinafter called the "Maximum Rate") be as great as possible. The interest due hereunder is being charged pursuant to the provisions of The Florida Banking Code (as defined by statute), and Chapter 687 Florida Statutes. In the event that any law, rule or regulation of the United States of America or the State of Florida, as changed from time to time, allows interest to be contracted for at a rate that is greater than the rate permitted by The Florida Banking Code (as defined by statute), and Chapter 687, Florida Statutes, then such law, rule or regulation shall apply. References to laws, statutes, rules and regulations in this Note refer to such as amended from time to time.

         In the event that any payment of principal or interest is not made within ten (10) days after the same become due hereunder, it is hereby agreed that Holder shall have the option of collecting a late charge equal to four percent (4%) of the amount of each such delinquent payment. Said late charge and/or interest shall be immediately due and payable in full on demand by Holder.

         In no event shall Holder have the right to charge or collect, nor shall Borrower be required or obligated to pay, interest or payments in the nature of interest, which would result in interest being charged or collected at a rate in excess of the Maximum Rate. In the event that any payment which is interest or in the nature of interest is made by Borrower or received by Holder which would result in the rate of interest being charged or collected by Holder being in excess of the Maximum Rate, then the portion of any such payment which causes the rate of interest being charged or collected by Holder to exceed the Maximum Rate (hereinafter called the "excess sum") shall be credited as a payment of principal. If Borrower notifies Holder in writing that Borrower elects to have such excess sum returned to Borrower, such excess sum shall be returned to Borrower. In the event that any such overcharge is discovered after this Note has been paid in full, then the amount of such excess sum shall be returned to Borrower together with interest thereon from the date such excess sum was paid or collected at the same rate as was due Holder during such period under the terms of this

Note. All excess sums credited to principal shall be credited as of the date paid to Holder. It is recognized by Borrower that the Maximum Rate may vary from time to time, and that from time to time the Maximum Rate may be uncertain. Therefore, Holder may seek judicial determination of the applicable rate of interest. In such event, the withholding of credit to principal or the withholding of payment to Borrower of any proposed excess sum during the period of judicial determination (including all appeals) shall not be deemed a breach of the obligations of Holder hereunder or of applicable law. It is the intent of Holder to conform strictly to the limitations of applicable laws governing the charging and collection of interest as changed from time to time.

         The "Default Interest Rate" shall be a rate equal to three percent (3%) above the rate of interest required to be paid by the terms of this Note.

         Holder shall have the optional right to declare the amount of the total unpaid balance hereof to be due and forthwith payable in advance of the maturity date of any sum due or installment, as fixed herein, upon the occurrence of an event of default. An event of default shall be deemed to occur under this Note upon the failure of Borrower to pay, within fifteen (15) days after the same become due, any of the installments of interest or principal, or other sums due hereunder, or upon the occurrence of any other default under or failure to perform by any party (other than Holder) in accordance with any of the terms and conditions of this Note within thirty (30) days after notice of such default or failure from Holder or upon the occurrence of any default under or failure to perform by any party (other than Holder) in accordance with any of the terms and conditions of any of the Loan Documents after the expiration of any applicable grace period, or upon the default under or the failure of Borrower to perform in accordance with any and all notes, obligations, instruments or documents between Borrower and Lender after any applicable grace period (including but not limited to that certain Term Promissory Note by Borrower in favor of Lender in the principal amount of $1,000,000.00 dated simultaneously herewith and that certain Promissory Note by Borrower in favor of Lender in the original principal amount of $3,375,000.00 dated August 14, 1995). Upon exercise of any of these options by Holder, the entire unpaid principal balance shall bear interest at the "Default Interest Rate." In addition to the rights described in this paragraph, Holder shall have the right to exercise all other rights or remedies provided by law or at equity or as provided in any of the Loan Documents and shall specifically have the right to recover all damages resulting from such default including, without limitation, the right to recover the payment of all amounts owing to Holder. Exercise of any of these options shall be without any additional notice to Borrower, notice of such exercise being hereby expressly waived.

         Time is of the essence hereunder. In the event that this Note is collected by law or through attorneys at law, or under advice therefrom, Borrower and any other person liable for payment hereof hereby, severally and jointly, agree to pay all costs of collection, including reasonable out-of-pocket attorneys' fees and costs (including charges for paralegals and others working under the direction or supervision of Holder's attorneys) and all sales or use taxes thereon, whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditors' proceedings or otherwise, and, if Holder's attorneys shall include employees of Holder or of any person controlling, controlled by or under common control with Holder, such reasonable attorney's fees shall include costs allocated by Holder's or such person's internal legal department.

         Borrower authorizes Holder, when payment is due, to set off for any payment of principal or interest past due hereunder for the amount of such payment of principal or interest. Exercise of this right shall be optional with Holder and the provisions of this paragraph shall not be construed as releasing Borrower from the obligation to make payments of principal or interest according to the terms hereof.

         The remedies of Holder as provided herein and in the Loan Documents shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Holder. No act of omission or commission of Holder, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

         All persons (including corporations) now or at any time liable whether primarily or secondarily, for the payment of the indebtedness hereby evidenced, for themselves, their heirs, legal representatives, successors and assigns, respectively, hereby (a) expressly waive any presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, and diligence in collection; (b) consent that Holder may, from time to time and without notice to them or demand, (i) extend, rearrange, renew or postpone any or all payments and/or (ii) release, exchange, add to or substitute all or any part of the collateral for this Note, without in any way modifying, altering, releasing, affecting or limiting their respective liability or the lien of any security instrument; (c) agree that Holder, in order to enforce payment of this Note against them shall not be required first to institute any suit or to exhaust any of its remedies against Borrower or any other person or party or to attempt to realize on the collateral for this Note.

         ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF

("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                          B.      SPECIAL RULES.  THE ARBITRATION SHALL BE
CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR IF THERE IS REAL OR PERSONAL PROPERTY COLLATERAL, IN THE COUNTY WHERE SUCH REAL OR PERSONAL PROPERTY IS LOCATED, AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                          C.      RESERVATION OF RIGHTS.  NOTHING IN THIS
ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         Borrower acknowledges that the above paragraphs have been expressly bargained for by Holder as part of the Loan evidenced hereby and that, but for Borrower's agreement and the agreement of any other person liable for payment hereof thereto, Holder would not have extended the Loan for the term and with the interest rate provided herein.

         If more than one party shall execute this Note, the term "Borrower", as used herein, shall mean all parties signing this Note and each of them, who shall be jointly and severally obligated hereunder. In this Note, whenever the context so requires, the neuter gender includes the feminine and/or masculine, as the case may be and the singular number includes the plural.

         IN WITNESS WHEREOF Borrower has caused this Note to be executed in its name on the day and year first above written.

                                        PLASMA-THERM, INC., a Florida
                                        corporation ("Borrower")

                                        By: /s/ Diana M. DeFerrari
                                           --------------------------------
                                                Diana M. DeFerrari
                                                Senior Vice President


                                                   (CORPORATE SEAL)





STATE OF ILLINOIS
COUNTY OF COOK

         The foregoing instrument was acknowledged before me this 18th day of April, 1997, by Diana M. DeFerrari as Senior Vice President of PLASMA-THERM, INC., a Florida corporation, on behalf of the corporation. She is [ ] personally known to me or [X] has produced a Florida Driver's License as identification.


(SEAL)
                                                  /s/  Joanne M. Meister
                                                  -----------------------------
                                                  Notary Public

                                   AGREEMENT

         This Agreement dated April 18, 1997, by and between NATIONSBANK, N.A. (SOUTH), a national banking association (the "Bank"), whose address is 400 North Ashley Drive, 2nd Floor, Tampa, Florida 33602 and PLASMA-THERM, INC., a Florida corporation (the "Borrower"), whose address is 10050 16th Street North, St. Petersburg, Florida 33716;

         WHEREAS, Borrower desires to obtain certain loans (together with all extensions and renewals thereof hereafter referred to as the "Loans") in the combined amount of $8,000,000.00 from Bank as described in a certain Credit Agreement of even date herewith; and

         WHEREAS, Bank is willing to grant the Loans provided Borrower agrees not to encumber certain personal property;

         NOW, THEREFORE, for and in consideration of the Loans made or to be made by Bank to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both Borrower and Bank, the parties hereto do agree as follows:

         1. Property. Borrower hereby agrees that, for so long as any part of the Loans remains outstanding, that it will not, without first obtaining the prior written consent of Bank, create or permit any lien, encumbrance, charge, or security interest of any kind to exist on its inventory, defined as goods held for sale or lease or to be furnished under contracts of service, or raw materials, work-in-process or materials used or consumed in a business, as now owned or hereafter acquired, except for Permitted Encumbrances (as defined in the Credit Agreement of even date).

         2. Recording. Bank is hereby authorized and permitted to cause a UCC-1 financing statement reflecting the provisions of this Agreement to be recorded at such time and at such place as Bank, at its option, may elect.

         3. Representations and Warranties of Borrower. Borrower represents and warrants to Bank as follows:

                 a. That Borrower owns the personal property referenced above and there are no existing liens or encumbrances upon or affecting such property, except for Permitted Encumbrances (as defined in the Credit Agreement of Even date).

                 b. Borrower is a corporation duly organized and validly existing and in active status under the laws of the State of Florida and has all requisite power and authority to enter into this Agreement.

                 c. The execution and delivery by Borrower of this Agreement and the notes (the "Notes") evidencing the Loans and the performance of the respective obligations hereunder and thereunder have been duly authorized. This Agreement and the Notes constitute the legal valid and binding obligation of Borrower enforceable in accordance with their terms. The execution and delivery of this Agreement and the compliance with the provisions thereof will not conflict with or constitute a breach of, or default under, any of the provisions of any other agreement to which the Borrower is a party.

                 d. The continued validity in all respects of the aforesaid representations and warranties shall be a condition precedent to Bank's obligation to fund the Loans. If any of the representations and warranties shall not be correct at the time the same is made or at the time a request for an advance under the Loans is made, Bank will be under no obligation to make any such advance under the Loans.

         4. Default. Any failure by the Borrower to comply with the terms of this Agreement which is not corrected within thirty (30) days after receiving written notice of such failure from Bank shall constitute an event of default under the documents evidencing the Loans and the Borrower agrees that in such event the Bank shall have the right in addition to such other remedies as may be available to it, to injunctive relief enjoining such breach of this Agreement and neither the Borrower, its officers, directors, employees, agents or representatives shall urge that such remedy is not appropriate under the circumstances, it being expressly acknowledged by the Borrower that such action shall cause the Bank irreparable damage for which legal remedies are inadequate to protect the Bank.

         5. Termination. This Agreement shall remain in full force and effect until the Loans described above shall have been paid in full.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.


WITNESSES:                                  PLASMA-THERM, INC.,
                                            a Florida corporation
                                            ("Borrower")

/s/  Joan Williams
---------------------------------

/s/  James E. Hardin, Jr.                   By: /s/ Diana M. DeFerrari
---------------------------------              -----------------------------
                                                    Diana M. DeFerrari
                                                    Senior Vice President


                                                        (CORPORATE SEAL)



WITNESSES:                                  NATIONSBANK, N.A. (SOUTH),
                                            a national banking
                                            association ("Lender")
/s/ Joan Williams
---------------------------------
                                            By: /s/ James E. Harden, Jr.
                                               -----------------------------
 /s/ Diana M. DeFerrari                             James E. Harden, Jr.
---------------------------------                   Vice President


                                                    (CORPORATE SEAL)

STATE OF ILLINOIS
COUNTY OF COOK

         The foregoing instrument was acknowledged before me this 18th day of April, 1997, by Diana M. DeFerrari as Senior Vice President of PLASMA-THERM, INC., a Florida corporation, on behalf of the corporation. She is [ ] personally known to me or [X] has produced a Florida Driver's License as identification.


(SEAL)
                                                  /s/  Joanne M. Meister
                                                  -----------------------------
                                                  Notary Public

STATE OF ILLINOIS
COUNTY OF COOK

         The foregoing instrument was acknowledged before me this 18th day of April, 1997, by James E. Harden, Jr., as Vice President of NATIONSBANK, N.A. (SOUTH), a national banking association, on behalf of the association. He is [ ] personally known to me or [X] has produced a Florida Driver's License as identification.


(SEAL)
                                                  /s/  Joanne M. Meister
                                                  ----------------------------
                                                  Notary Public

                              TERM PROMISSORY NOTE

                                                               Chicago, Illinois
$1,000,000.00                                                  April 18, 1997


         FOR VALUE RECEIVED, the undersigned PLASMA-THERM, INC., a Florida corporation (hereinafter called "Borrower") promises to pay to the order of NATIONSBANK, N.A. (SOUTH), a national banking association (hereinafter sometimes referred to as "Lender" and together with any holder hereof called "Holder"), at 400 N. Ashley Drive, 2nd Floor, Tampa, Florida 33602, or at such other place as Holder may from time to time designate in writing, the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), or so much thereof as has been advanced hereunder, together with interest on the unpaid balance of the principal (the "Loan") from time to time outstanding from the date of each advance of principal at the rate for each day equal to the "Variable Adjusted LIBOR Rate" (as hereinafter defined) as determined by Lender and adjusted daily, plus two and one-fourth percent (2.25%) per annum. In no event, however, shall the interest rate be greater than the maximum rate of interest allowed to be contracted for by applicable law. The term "Variable Adjusted LIBOR Rate" means the interest rate per annum determined in accordance with the following definitions and procedures:

         a. The "LIBOR Rate" for a particular day shall be the interest rate as published in the final New York edition of The Wall Street Journal as the appropriate London InterBank Offered Rate (LIBOR) for such particular day for a non-domestic certificate of deposit in an amount approximately equal to the amount of the Note having a term of thirty (30) days, or if The Wall Street Journal is not published on any such date, then as published therein for the immediately preceding business day provided, however, that in the event that The Wall Street Journal is not published, or does not report the London InterBank Offered Rate, for three consecutive business days, then the "LIBOR Rate" shall be deemed to be the interest rate which it would be necessary for Lender to pay in connection with a sale by Lender, if possible, of a certificate of deposit for a non-domestic deposit in an amount approximately equal to the amount of the Note and having a term of thirty (30) days.

         b. The "Variable Adjusted LIBOR Rate" for a particular day shall be equal to the quotient of (1) the LIBOR Rate divided by (2) the difference of
(a) one minus (b) the maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable from time to time to any member bank of the Federal Reserve System, in respect to Eurocurrency liabilities as specified in Regulation D (or any successor category of liabilities under Regulation D). The computation of the Variable Adjusted LIBOR Rate shall also include such adjustments as may be necessary in respect to impositions on Lender for Federal Deposit

Insurance Corporation insurance and other insurance, fees, assessments and surcharges which occur because of Lender's sale of a certificate of deposit which would establish the LIBOR Rate or for insuring time deposits.

         c. The LIBOR Rate used in determining the Variable Adjusted LIBOR Rate for a particular day shall be the LIBOR Rate for such day if the interest rate is published in The Wall Street Journal as specified in clause (a) above, and otherwise shall be the LIBOR Rate which is two "business days" prior to the date of determination, or if such day is not a business day, then the next preceding business day.

         d. A "business day" for purposes of determination of Lender's Variable Adjusted LIBOR Rate shall mean any day on which Lender is open in Charlotte, North Carolina for the transaction of domestic and foreign exchange business. Each determination by Lender of the Variable Adjusted LIBOR Rate shall, in the absence of manifest error, be conclusive and binding.

         Interest owing under this Note shall be computed on the basis of a 360-day year.

         Principal and interest shall be due and payable as follows:

                 e. Monthly payments of principal in the amount of $27,778.00, together with all then accrued interest, shall be due and payable on the last day of each month, beginning with a first payment due on the last day of May, 1997.

                 f. All outstanding principal and then accrued interest due thereon, together with all other sums due under the terms of this Note shall be due and payable in full on or before the last day of April, 2000.

         Borrower may prepay all or part of the principal balance at any time without penalty. Such prepayment shall be accompanied by payment of any unpaid interest accrued to the time of such prepayment. All payments made hereunder shall at Holder's option first be applied to late charges, then to accrued interest, then to principal.

         Permitted partial prepayments shall not affect or vary the duty of Borrower to pay all obligations when due, and they shall not affect or impair the right of Holder to pursue all remedies available to it hereunder, under the security instruments securing this indebtedness, or under any other loan documents or guaranty executed in connection herewith.

         This Note is secured by a certain Security Agreement of even date herewith which, together with this Note, the Credit Agreement, and all other agreements, instruments and documents delivered in connection herewith, are hereinafter sometimes referred to as the "Loan Documents."

         This Note and the Loan Documents are to be governed by and construed under the laws of the State of Florida and of the United States of America, and the rules and regulations promulgated under the authority thereof. It is the intent of this Note that such laws shall be interpreted in such a manner that the maximum rate of interest allowed to be contracted for by applicable law as changed from time to time which is applicable to this Note (hereinafter called the "Maximum Rate") be as great as possible. The interest due hereunder is being charged pursuant to the provisions of The Florida Banking Code (as defined by statute), and Chapter 687 Florida Statutes. In the event that any law, rule or regulation of the United States of America or the State of Florida, as changed from time to time, allows interest to be contracted for at a rate that is greater than the rate permitted by The Florida Banking Code (as defined by statute), and Chapter 687, Florida Statutes, then such law, rule or regulation shall apply. References to laws, statutes, rules and regulations in this Note refer to such as amended from time to time.

         In the event that any payment of principal or interest is not made within ten (10) days after the same become due hereunder, it is hereby agreed that Holder shall have the option of collecting a late charge equal to four percent (4%) of the amount of each such delinquent payment. Said late charge and/or interest shall be immediately due and payable in full on demand by Holder.

         In no event shall Holder have the right to charge or collect, nor shall Borrower be required or obligated to pay, interest or payments in the nature of interest, which would result in interest being charged or collected at a rate in excess of the Maximum Rate. In the event that any payment which is interest or in the nature of interest is made by Borrower or received by Holder which would result in the rate of interest being charged or collected by Holder being in excess of the Maximum Rate, then the portion of any such payment which causes the rate of interest being charged or collected by Holder to exceed the Maximum Rate (hereinafter called the "excess sum") shall be credited as a payment of principal. If Borrower notifies Holder in writing that Borrower elects to have such excess sum returned to Borrower, such excess sum shall be returned to Borrower. In the event that any such overcharge is discovered after this Note has been paid in full, then the amount of such excess sum shall be returned to Borrower together with interest thereon from the date such excess sum was paid or collected at the same rate as was due Holder during such period under the terms of this Note. All excess sums credited to principal shall be credited as of the date paid to Holder. It is recognized by Borrower that the Maximum Rate may vary from time to time, and that from time to time the Maximum Rate may be uncertain. Therefore, Holder may seek judicial determination of the applicable rate of interest. In such event, the withholding of credit to principal or the withholding of payment to Borrower of any proposed excess sum during the period of judicial determination (including all appeals) shall not be deemed a breach of the obligations of Holder hereunder or of applicable law. It is the intent of Holder to conform strictly to the limitations of applicable laws governing the charging and collection of interest as changed from time to time.

         The "Default Interest Rate" shall be a rate equal to three percent (3%) above the rate of interest required to be paid by the terms of this Note.

         Holder shall have the optional right to declare the amount of the total unpaid balance hereof to be due and forthwith payable in advance of the maturity date of any sum due or installment, as fixed herein, upon the occurrence of an event of default. An event of default shall be deemed to occur under this Note upon the failure of Borrower to pay, within fifteen (15) days after the same become due, any of the installments of interest or principal, or other sums due hereunder, or upon the occurrence of any other default under or failure to perform by any party (other than Holder) in accordance with any of the terms and conditions of this Note within thirty (30) days after notice of such default or failure from Holder or upon the occurrence of any default under or failure to perform by any party (other than Holder) in accordance with any of the terms and conditions of any of the Loan Documents after the expiration of any applicable grace period, or upon the default under or the failure of Borrower to perform in accordance with any and all notes, obligations, instruments or documents between Borrower and Lender after any applicable grace period (including but not limited to that certain Line of Credit Promissory Note by Borrower in favor of Lender in the principal amount of $7,000,000.00 dated simultaneously herewith and that certain Promissory Note by Borrower in favor of Lender in the original principal amount of $3,375,000.00 dated August 14, 1995). Upon exercise of any of these options by Holder, the entire unpaid principal balance shall bear interest at the "Default Interest Rate." In addition to the rights described in this paragraph, Holder shall have the right to exercise all other rights or remedies provided by law or at equity or as provided in any of the Loan Documents and shall specifically have the right to recover all damages resulting from such default including, without limitation, the right to recover the payment of all amounts owing to Holder. Exercise of any of these options shall be without any additional notice to Borrower, notice of such exercise being hereby expressly waived.

         Time is of the essence hereunder. In the event that this Note is collected by law or through attorneys at law, or under advice therefrom, Borrower and any other person liable for payment hereof hereby, severally and jointly, agree to pay all costs of collection, including reasonable out-of-pocket attorneys' fees and costs (including charges for paralegals and others working under the direction or supervision of Holder's attorneys) and all sales or use taxes thereon, whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditors' proceedings or otherwise, and, if Holder's attorneys shall include employees of Holder or of any person controlling, controlled by or under common control with Holder, such reasonable attorney's fees shall include costs allocated by Holder's or such person's internal legal department.

         Borrower authorizes Holder, when payment is due, to set off for any payment of principal or interest past due hereunder for the amount of such payment of principal or interest. Exercise of this right shall be optional with Holder and the provisions of this paragraph shall not be construed as releasing Borrower from the obligation to make payments of principal or interest according to the terms hereof.

         The remedies of Holder as provided herein and in the Loan Documents shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Holder. No act of omission or commission of Holder, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

         All persons (including corporations) now or at any time liable whether primarily or secondarily, for the payment of the indebtedness hereby evidenced, for themselves, their heirs, legal representatives, successors and assigns, respectively, hereby (a) expressly waive any presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, and diligence in collection; (b) consent that Holder may, from time to time and without notice to them or demand, (i) extend, rearrange, renew or postpone any or all payments and/or (ii) release, exchange, add to or substitute all or any part of the collateral for this Note, without in any way modifying, altering, releasing, affecting or limiting their respective liability or the lien of any security instrument; (c) agree that Holder, in order to enforce payment of this Note against them shall not be required first to institute any suit or to exhaust any of its remedies against Borrower or any other person or party or to attempt to realize on the collateral for this Note.

         ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW.
IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION.
ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED

PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                          B.       SPECIAL RULES.  THE ARBITRATION SHALL BE
CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR IF THERE IS REAL OR PERSONAL PROPERTY COLLATERAL, IN THE COUNTY WHERE SUCH REAL OR PERSONAL PROPERTY IS LOCATED, AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                          C.       RESERVATION OF RIGHTS.  NOTHING IN THIS
ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         Borrower acknowledges that the above paragraphs have been expressly bargained for by Holder as part of the Loan evidenced hereby and that, but for Borrower's agreement and the agreement of any other person liable for payment hereof thereto, Holder would not have extended the Loan for the term and with the interest rate provided herein.

         If more than one party shall execute this Note, the term "Borrower", as used herein, shall mean all parties signing this Note and each of them, who shall be jointly and severally obligated hereunder. In this Note, whenever the context so requires, the neuter gender includes the feminine and/or masculine, as the case may be and the singular number includes the plural.

         IN WITNESS WHEREOF Borrower has caused this Note to be executed in its name on the day and year first above written.

                                        PLASMA-THERM, INC., a Florida
                                        corporation ("Borrower")

                                        By:  /s/ Diana M. DeFerrari
                                           -------------------------------
                                                 Diana M. DeFerrari
                                                 Senior Vice President


                                             (CORPORATE SEAL)




STATE OF ILLINOIS
COUNTY OF COOK

         The foregoing instrument was acknowledged before me this 18th day of April, 1997, by Diana M. DeFerrari as Senior Vice President of PLASMA-THERM, INC., a Florida corporation, on behalf of the corporation. She is [ ] personally known to me or [X] has produced a Florida Driver's License as identification.


(SEAL)
                                                  /s/  Joanne M. Meister
                                                  ----------------------------
                                                  Notary Public

                                THIRD AMENDMENT
              (TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT)
        AND FIRST AMENDMENT (TO AMENDED AND RESTATED SECURITY AGREEMENT)

         THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT BETWEEN PLASMA-THERM, INC., A FLORIDA CORPORATION ("BORROWER"), AND NATIONSBANK, N.A. (SOUTH), A NATIONAL BANKING ASSOCIATION, SUCCESSOR TO NATIONSBANK OF FLORIDA, N.A. ("LENDER"), DATED JANUARY 19, 1995 ("CREDIT AGREEMENT"), AND FIRST AMENDMENT TO AMENDED AND RESTATED SECURITY AGREEMENT BETWEEN BORROWER AND LENDER DATED JANUARY 19, 1995 ("SECURITY AGREEMENT").

         WHEREAS, Borrower and Lender entered into the Credit Agreement on January 19, 1995;

         WHEREAS, Borrower and Lender entered into an Amendment to the Credit Agreement on August 14, 1995 ("First Amendment");

         WHEREAS, Borrower and Lender entered into a Second Amendment to the Credit Agreement on November 17, 1995 ("Second Amendment");

         WHEREAS, Borrower and Lender entered into the Security Agreement on January 19, 1995;

         WHEREAS, on the date hereof, Lender has extended to Borrower two (2) new loans as follows: (i) $7,000,000.00 Line of Credit Loan, and (ii) $1,000,000.00 Term Loan (the "1997 Loans"), which 1997 Loans have been made subject to the terms and conditions of that certain Credit Agreement and Security Agreement between the Lender and the Borrower dated of even date herewith (the "1997 Agreements");

         WHEREAS, the 1997 Agreements also apply to and govern that certain Real Estate Mortgage Loan evidenced by a Promissory Note dated August 14, 1995, in the original principal sum of $3,375,000.00, which was executed by the Borrower in favor of the Lender (the "Real Estate Loan"), but do not secure the Real Estate Loan;

         WHEREAS, it is the intention of the Lender and the Borrower that as of the date hereof the Credit Agreement, as amended by the First Amendment and the Second Amendment, and the Security Agreement shall apply to, govern and secure only that certain Term Loan evidenced by a Term Promissory Note dated May 19, 1994, in the original principal sum of $1,000,000.00, which was executed by the Borrower in favor of Lender (the "1994 Term Loan"), and shall not apply to, govern or secure the 1997 Loans or the Real Estate Loan;

         WHEREAS, Borrower and Lender desire to modify the terms and conditions of the Credit Agreement, as amended, and the Security Agreement to affirm that, from the date hereof, the terms of the Credit Agreement, as amended, and the Security Agreement, shall apply to, govern and secure only the 1994 Term Loan, and not any other loans made by the Lender to the Borrower, including but not limited to the 1997 Loans and the Real Estate Loan.

         NOW, THEREFORE, it is agreed as follows:

         1. The terms and conditions of the Credit Agreement, as amended by the First Amendment and the Second Amendment, and the Security Agreement shall apply to, govern and secure only the 1994 Term Loan and no other loans made by the Lender to the Borrower, including but not limited to the 1997 Loans and the Real Estate Loan.

         2. Lender shall terminate in its entirety the Credit Agreement, as amended, and the Security Agreement, at such time as the 1994 Term Note is repaid in full on or prior to its maturity date and pursuant to its terms. Upon such repayment of the 1994 Term Note, Lender shall execute a Form UCC-3 Financing Statement terminating UCC Filing No. 92-0000017921, filed January 27, 1992, as amended from time to time.

         3. Except as otherwise set forth herein, all terms, conditions and covenants of the Credit Agreement, the First Amendment and the Second Amendment, and the Security Agreement shall remain the same and shall be fully binding upon and enforceable by the Lender and the Borrower pursuant to their terms.

         IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment on the day and year first above written.

WITNESSES:                                   PLASMA-THERM, INC., a Florida
                                             corporation ("Borrower")

/s/  Joan Williams
-----------------------------------          By:   /s/ Diana M. DeFerrari
                                                -----------------------------
                                                       Diana M. DeFerrari
                                                       Its Senior Vice President
/s/ James E. Harden, Jr.
-----------------------------------
                                                     (CORPORATE SEAL)

WITNESSES:                                   NATIONSBANK, N.A. (SOUTH), a
                                             national banking association,
                                             successor to NATIONSBANK OF
                                             FLORIDA, N.A., a national banking
                                             association ("Lender")
/s/  Joan Williams
------------------------------------
                                             By: /s/ James E. Harden, Jr.
                                                ------------------------------
/s/ Diana M. DeFerrari                               James E. Harden, Jr.
-----------------------------------                  Its Vice President


                                                    (CORPORATE SEAL)



STATE OF ILLINOIS
COUNTY OF COOK

         The foregoing instrument was acknowledged before me this 18th day of April, 1997, by Diana M. DeFerrari as Senior Vice President of PLASMA-THERM, INC., a Florida corporation, on behalf of the corporation. She is [ ] personally known to me or [X] has produced a Florida Driver's License as identification.

(SEAL)
                                                  /s/  Joanne M. Meister
                                                  ----------------------------
                                                  Notary Public

STATE OF ILLINOIS
COUNTY OF COOK

         The foregoing instrument was acknowledged before me this 18th day of April, 1997, by James E. Harden, Jr., as Vice President of NATIONSBANK, N.A. (SOUTH), a national banking association, successor to NATIONSBANK OF FLORIDA, N.A., a national banking association, on behalf of the association. He is [ ] personally known to me or [X] has produced a Florida Driver's License as identification.

(SEAL)
                                                  /s/  Joanne M. Meister
                                                  ----------------------------
                                                  Notary Public